EXHIBIT 10.77


                                  MASTER LEASE

                                     BETWEEN

                             MONARCH PROPERTIES, LP

                                       AND

                      LYRIC HEALTH CARE HOLDINGS III, INC.




                          DATED AS OF DECEMBER 31, 1998



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                                TABLE OF CONTENTS

                                                                            Page

ARTICLE 1  LEASE; TERM; RENEWALS...............................................1
   1.1     Lease...............................................................1
   1.2     Term................................................................2
   1.3     Allocation of Base Rent.............................................2
   1.4     First Option to Renew...............................................2
   1.5     Second Option to Renew.  ...........................................2
   1.6     Third Option to Renew.  ............................................2
   1.7     Other Conditions of Renewal.........................................2

ARTICLE 2  DEFINITIONS.........................................................3
   2.1     Certain Definitions.................................................3
   2.2     Other Definitions..................................................21

ARTICLE 3  RENT; RELATED MATTERS..............................................21
   3.1     Rent...............................................................21
   3.2     Additional Charges.................................................21
   3.3     Earn Out Rent......................................................21
   3.4     Late Charge; Interest..............................................22
   3.5     Method of Payment of Rent..........................................22
   3.6     Net Lease; No Offset...............................................22

ARTICLE 4  IMPOSITIONS; RELATED MATTERS.......................................22
   4.1     Payment of Impositions.............................................22
   4.2     Adjustment of Impositions..........................................23
   4.3     Utility Charges....................................................23
   4.4     Insurance Premiums.................................................23

ARTICLE 5  NO TERMINATION, ABATEMENT, ETC.....................................24

ARTICLE 6  OWNERSHIP OF LEASED PROPERTY; PERSONAL
           PROPERTY...........................................................24
   6.1     Ownership of the Leased Property...................................24
   6.2     Landlord's Personal Property.......................................25
   6.3     Tenant's Personal Property.........................................25
   6.4     Grant of Security Interest in Tenant's Personal Property;
           Restriction on Other Liens.........................................26


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ARTICLE 7  CONDITION AND USE OF LEASED PROPERTIES.............................26
   7.1     Condition of the Leased Properties.................................26
   7.2     Use of the Leased Property.........................................27

ARTICLE 8  LEGAL AND INSURANCE REQUIREMENTS...................................27
   8.1     Compliance with Legal and Insurance Requirements...................27
   8.2     Legal Requirement Covenants........................................28
   8.3     Certain Financial and Other Covenants..............................28
   8.4     Other Businesses.  ................................................29

ARTICLE 9  MAINTENANCE AND REPAIR; ENCROACHMENTS..............................29
   9.1     Maintenance and Repair.............................................29
   9.2     Encroachments, Restrictions, etc...................................32

ARTICLE 10 ALTERATIONS AND ADDITIONS..........................................32
   10.1    Construction of Alterations and Additions to Leased Property.......32
   10.2    Asbestos Removal for Alterations and Additions.....................33

ARTICLE 11 REMOVAL OF LIENS...................................................33

ARTICLE 12 CONTEST OF LEGAL REQUIREMENTS, ETC.................................33
   12.1    Permitted Contests.................................................34
   12.2    Landlord's Requirement for Deposits................................34

ARTICLE 13 INSURANCE..........................................................35
   13.1    General Insurance Requirements.....................................35
   13.2    Replacement Cost...................................................37
   13.3    Worker's Compensation Insurance....................................37
   13.4    Waiver of Liability; Waiver of Subrogation.........................37
   13.5    Other Requirements.................................................37
   13.6    Intentionally Omitted..............................................38
   13.7    Blanket Policy.....................................................38
   13.8    No Separate Insurance..............................................38

ARTICLE 14 CASUALTY LOSS......................................................39
   14.1    Insurance Proceeds.................................................39
   14.2    Restoration in the Event of Damage or Destruction..................39
   14.3    Intentionally Omitted..............................................40
   14.4    Tenant's Personal Property.........................................40
   14.5    Restoration of Tenant's Property...................................40
   14.6    No Abatement of Rent...............................................40
   14.7    Consequences of Purchase of Damaged Leased Property................40



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   14.8    Damage Near End of Term............................................40
   14.9    Waiver.............................................................41
   14.10   Procedure for Disbursement of Insurance Proceeds...................41

ARTICLE 15 TAKINGS............................................................42
   15.1    Total Taking.......................................................42
   15.2    Allocation of Portion of Award.....................................42
   15.3    Partial Taking.....................................................43
   15.4    Temporary Taking...................................................43

ARTICLE 16 CONSEQUENCES OF EVENTS OF DEFAULT..................................44
   16.1    Events of Default..................................................44
   16.2    Landlord's Rights Upon Tenant's Default............................44
   16.3    Liability for Costs and Expenses...................................44
   16.4    Certain Remedies...................................................44
   16.5    Damages............................................................44
   16.6    Waiver.............................................................45
   16.7    Application of Funds...............................................45

ARTICLE 17 LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT..........................45

ARTICLE 18 CERTAIN ENVIRONMENTAL MATTERS  ....................................46
   18.1    Prohibition Against Use of Hazardous Substances....................46
   18.2    Notice of Environmental Claims, Actions or Contaminations..........46
   18.3    Costs of Remedial Actions with Respect to Environmental Matters....46
   18.4    Delivery of Environmental Documents................................46
   18.5    Environmental Audit................................................47
   18.6    Entry onto Leased Property for Environmental Matters...............47
   18.7    Environmental Matters Upon Termination or Expiration of Term of
           This Lease.........................................................47
   18.8    Compliance with Environmental Laws.................................48
   18.9    Environmental Related Remedies.....................................49
   18.10   Environmental Indemnification......................................50
   18.11   Rights Cumulative and Survival.....................................51

ARTICLE 19 HOLDOVER MATTERS...................................................52
   19.1    Holding Over.......................................................52
   19.2    Indemnity..........................................................52

ARTICLE 20 SUBORDINATION; ATTORNMENT; ESTOPPELS...............................52
   20.1    Subordination......................................................52
   20.2    Attornment.........................................................53
   20.3    Estoppel Certificate...............................................53



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ARTICLE 21 RISK OF LOSS.......................................................53

ARTICLE 22 INDEMNIFICATION....................................................53
   22.1    Indemnification....................................................53
   22.2    Survival of Indemnification; Tenant Right to Defend Landlord.......55

ARTICLE 23 LIMITATIONS ON TRANSFERS...........................................55
   23.1    General Prohibition against Transfer...............................55
   23.2    Corporate or Partnership Transactions..............................56
   23.3    Permitted Subleases................................................56
   23.4    Transfers to a Controlled Entity...................................57
   23.5    Subordination and Attornment.......................................57
   23.6    Sublease Limitation................................................57
   23.7    Facility Subleases Permitted.......................................57

ARTICLE 24 CERTAIN FINANCIAL MATTERS..........................................58
   24.1    Officer's Certificates and Financial Statements....................58
   24.2    Public Offering Information........................................59

ARTICLE 25 LANDLORD INSPECTION................................................60

ARTICLE 26 [INTENTIONALLY OMITTED]............................................61

ARTICLE 27 [INTENTIONALLY OMITTED]............................................61

ARTICLE 28 ACCEPTANCE OF SURRENDER............................................61

ARTICLE 29 MERGER OF TITLE; PARTNERSHIP.......................................61
   29.1    No Merger of Title.................................................61
   29.2    No Partnership.....................................................61

ARTICLE 30 CONVEYANCE BY LANDLORD.............................................62

ARTICLE 31 QUIET ENJOYMENT....................................................62

ARTICLE 32 [INTENTIONALLY OMITTED]............................................62

ARTICLE 33 APPRAISERS.........................................................62

ARTICLE 34 BREACH OF LEASE BY LANDLORD........................................63



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ARTICLE 35 PERSONAL PROPERTY OPTION; TRANSFER OF FACILITY CONTROL.............64
   35.1    Landlord's Option to Purchase Tenant's Personal Property...........64
   35.2    Facility Trade Names...............................................64
   35.3    Transfer of Operational Control of the Facilities..................65
   35.4    Intangibles and Personal Property..................................66

ARTICLE 36 [INTENTIONALLY OMITTED]............................................66

ARTICLE 37 MISCELLANEOUS......................................................66
   37.1    Notices............................................................66
   37.2    Survival, Choice of Law............................................67
   37.3    Limitation on Recovery.............................................67
   37.4    Waivers............................................................68
   37.5    Consents...........................................................68
   37.6    Counterparts.......................................................68
   37.7    Options Follow Lease...............................................68
   37.8    Rights Cumulative..................................................68
   37.9    Entire Agreement...................................................68
   37.10   Amendments in Writing..............................................68
   37.11   Severability.......................................................69
   37.12   Successors.........................................................69
   37.13   Late Charges.......................................................69
   37.14   Binding Effect.....................................................69
   37.15   Exhibits and Schedules.............................................69
   37.16   Waiver of Jury Trial...............................................69
   37.17   Memorandum of Lease................................................69
   37.18   Additional Tenant Obligations......................................69



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                                  MASTER LEASE

     THIS MASTER LEASE (this "Lease") is made and entered into as of the 31st day of December, 1998 between MONARCH PROPERTIES, LP, a Delaware limited partnership, with principal offices at 8889 Pelican Bay Boulevard, Naples, Florida 34108 ("Landlord") and LYRIC HEALTH CARE HOLDINGS III, INC., a Delaware corporation, with principal offices at 10065 Red Run Boulevard, Owings Mills, Maryland 21117 ("Tenant").


                              W I T N E S S E T H:

     WHEREAS, pursuant to the Facilities Purchase Agreement, dated as of December 31, 1998 (the "Facilities Purchase Agreement") among Landlord, Integrated Health Services, Inc. ("IHS") and the various wholly owned subsidiaries of Tenant described on Exhibit A hereto (individually, a "Facility Subtenant" and, collectively, the "Facility Subtenants") Landlord acquired and is the present owner of the real property, improvements fixtures, and personal property constituting the health care facilities described on Exhibit A hereto (each a "Facility" or a "Leased Property"); and

     WHEREAS, Landlord wishes to lease to Tenant, and Tenant wishes to lease from Landlord, all of the Facilities;

     WHEREAS, immediately prior hereto, the Facilities were operated by the Facility Subtenants and, contemporaneously with the execution and delivery of this Lease, Tenant and each of the Facility Subtenants will execute a Facility Sublease (as defined below) with respect to their respective Facilities;

     NOW, THEREFORE, in consideration of the rents, mutual covenants, and agreements set forth in this Lease, the parties agree that the use and occupancy of the Facility demised herein shall be subject to, and be in accordance with, the terms, conditions and provisions of this Lease, as follows:


                                    ARTICLE 1

                              LEASE; TERM; RENEWALS

     1.1 LEASE. Upon and subject to the terms and conditions set forth in this Lease, Landlord leases to Tenant, and Tenant hires and takes from Landlord, all the Leased Properties.

     1.2 TERM. The Term shall commence for all Facilities on the Commencement Date and end for each Facility on the Expiration Date indicated for such Facility on Exhibit B hereto, subject to the renewals described in Sections 1.4 through 1.7 hereof.

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     1.3  ALLOCATION OF BASE RENT.  The allocation of Base Rent among the Leased
Properties (as of the Commencement Date as agreed by Landlord and Tenant solely for purposes of this Lease), is set forth on Exhibit B hereto. Notwithstanding the foregoing, within one hundred twenty (120) days after the earlier of (a) the end of the third Lease Year or (b) any refinancing of the Loan Facility, Landlord may, in its sole discretion, amend Exhibit B hereto to reallocate the then current total Base Rent among the Leased Properties based upon each of the Leased Properties' allocable percentage of the actual Cash Flow from the Facilities for the prior Lease Year or based upon any other reasonable method of reallocation mutually acceptable to Landlord and Tenant.

     1.4 FIRST OPTION TO RENEW. Tenant is hereby granted the option to renew this Lease for a First Renewal Term for each Facility, which option shall be exercised by Notice to Landlord at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, before the Expiration Date for such Facility specified in Exhibit B hereto; provided, however, that no Event of Default exists either on the date on which Tenant gives such Notice to Landlord or on the applicable Expiration Date. During the First Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect.

     1.5 SECOND OPTION TO RENEW. If the Term of this Lease has been renewed as provided above, Tenant is hereby granted the option to renew this Lease for the Second Renewal Term for each Facility, which option shall be exercised by Notice to Landlord at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, prior to the expiration of the First Renewal Term for such Facility; provided, however, that no Event of Default exists either on the date on which Tenant gives such Notice to Landlord or on the date on which the First Renewal Term expires. During the Second Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect.

     1.6 THIRD OPTION TO RENEW. If the Term of this Lease has been renewed as provided above, Tenant is hereby granted the option to renew this Lease for the Third Renewal Term for each Facility, which option shall be exercised by Notice to Landlord at least one hundred eighty (180) days, but not more than three hundred sixty (360) days, prior to the expiration of the Second Renewal Term; provided, however, that no Event of Default exists either on the date on which Tenant gives such Notice to Landlord or on the date on which the Second Renewal Term expires. During the Third Renewal Term, all of the terms and conditions of this Lease shall remain in full force and effect.

     1.7 OTHER CONDITIONS OF RENEWAL. The options to renew granted pursuant to Sections 1.4, 1.5 and 1.6 hereof may be exercised only with respect to all of the Leased Properties specified in Exhibit A hereto for the exercise of such options and the Base Rent and Earn Out Rent (if any) will be computed as if the respective Renewal Term were merely an automatic extension of the preceding Term (as specified in the definitions of Base Rent and Earn Out Rent).


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                                    ARTICLE 2

                                   DEFINITIONS

     2.1 CERTAIN DEFINITIONS. For all purposes of this Lease, except as otherwise expressly provided or unless the context otherwise requires, (a) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP, (b) all references to designated "Articles," "Sections" and other subdivisions are to the designated Articles, Sections and other subdivisions of this Lease, and (c) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Lease as a whole and not to any particular Article, Section or other subdivision. In addition, the following terms shall have the following meanings:

          Accounts: With respect to each Facility Subtenant, and to Tenant in the event it should at any time operate the health care business on a Leased Property, all accounts, accounts receivable, deposits, prepaid items, documents, chattel paper, instruments, contract rights, general intangibles, choses in action and rights to any refund of taxes previously or subsequently paid to any governmental authority, in each case arising from or in connection with such Facility Subtenant's (or Tenant's) operation and use of the Leased Property.

          Additional Charges: All Impositions and all amounts, liabilities and obligations other than Base Rent and Earn Out Rent that Tenant assumes and agrees to pay under this Lease.

          Affiliate: Any Person who, directly or indirectly, Controls or is Controlled by or is under Common Control with another Person.

          Approval Threshold: One Million Dollars ($1,000,000).

          Assessment: With respect to any Leased Property, any assessment for public improvements or benefits commenced or completed after the date hereof and whether or not to be completed within the Term.

          Award: All compensation, sums or anything of value awarded, paid or received in connection with a Taking or Partial Taking.

          Base Rent: (a) For the first Lease Year, the sum of Thirteen Million Nine Hundred Seventy-Two Thousand Five Hundred Dollars ($13,972,500), and
     (b) for each Lease Year thereafter (including each Lease Year in any Renewal Term), the sum of (i) the Base Rent for the preceding Lease Year plus (ii) the product of the Base Rent for the



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     preceding  Lease  Year and the lower of (x) two (2)  times  the  percentage increase in the Cost of Living Index during the period commencing as of the beginning of the preceding Lease Year and ending as of the expiration of the preceding Lease Year or (y) three percent (3%) (except that for the first Lease Year, the Cost of Living Index shall be measured from the end of the month preceding the Commencement Date); provided, however, that in no event shall the annual Base Rent increase be less than one percent (1%). Notwithstanding the forgoing, for each Lease Year after the first Lease Year (including each Lease Year in any Renewal Term) the annual Base Rent increase described in clause (ii) hereof shall not apply to increase Base Rent for such Lease Year if the average occupancy level of the total beds in service at all the Facilities covered by this Lease throughout the prior Lease Year was less than seventy percent (70%).

          Business Day: Each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which national banks in the City of New York, New York are authorized, or obligated, by law or executive order, to close.

          Capital Lease: Any lease (other then this Lease) for which Tenant is required, under GAAP, to account on its balance sheet as a capital lease.

          Capitalized Lease Obligation: Any obligation of Tenant, as tenant or guarantor, under a Capital Lease.

          Cash Flow from the Facilities: The sum of (a) Net Income for the applicable period; (b) the amount deducted by Tenant in computing Net Income for the applicable period for (i) depreciation on any leasehold improvements to the Facilities constructed by Tenant, (ii) amortization,
     (iii)  Base  Rent and (iv) Earn Out Rent (if any);  (c)  interest;  and (d)
     Fees.

          Cash Flow to Debt Service Requirement: For any fiscal period, the ratio of Cash Flow from the Facilities to Debt Service (in each case determined on a consolidated or combined basis with all the Facility Subtenants) set forth with respect to such period on the schedule attached as Exhibit C hereto.

          Claim(s): Any lien, attachment, levy, encumbrance, charge or claim, or any encroachment or restriction burdening any Leased Property.

          Clean-Up: The investigation, removal, restoration, remediation and/or elimination of, or other response to, Contamination, in each case to the satisfaction of all governmental agencies having jurisdiction over the applicable Leased Property and in compliance with or as may be required by Environmental Laws.

          Code: The Internal Revenue Code of 1986, as amended from time to time.


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          Commencement Date: January 1, 1999.

          Condemnor:   Any  public  or   quasi-public   authority,   or  private
     corporation or individual, having the power of condemnation.

          Construction Funds: The Net Proceeds available for restoration or repair work pursuant to Article 14 of this Lease.

          Contamination: The presence, Release or threatened Release of any Hazardous Substance at a Leased Property in violation of any Environmental Law, or in a quantity that would give rise to any affirmative Clean-Up obligation under an Environmental Law, including, but not limited to, the existence of any injury or potential injury to public health, safety, natural resources or the environment associated therewith.

          Control (and Controlled by and under Common Control with): possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, through the ownership of voting securities, partnership interests or other equity interests.

          Cost of Living Index: The United States Department of Labor, Bureau of Labor Statistics Revised Consumer Price Index for All Urban Consumers
     (1982-84=100), U.S. City Average, All Items, or, if such Index is not available for the United States, an index available for the geographical area in the United States which most closely corresponds to the entire United States, published by such bureau or its successor, or, if none, by any other instrumentality of the United States.

          Date of Taking: The date on which the Condemnor has the right to possession of the Leased Property that is the subject of the Taking or Partial Taking.

          Debt: As of any date, all (a) obligations, whether current or long-term, that in accordance with GAAP would be included as liabilities on a Person's balance sheet; (b) Capitalized Lease Obligations of such Person;
     (c) obligations of others for which that Person is liable directly or indirectly, by way of guaranty (whether by direct guaranty, suretyship, discount, endorsement, take-or-pay agreement, agreement to purchase or advance or keep in funds or other agreement having the effect of a guaranty) or otherwise; (d) liabilities and obligations secured by liens on any assets of that Person, whether or not those liabilities or obligations are recourse to that Person; and(e) liabilities and obligations of that Person, direct or contingent, with respect to letters of credit issued for the account of that Person or others or with respect to bankers acceptances created for that Person. However, Additional Charges shall not be deemed Debt.



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          Debt Service:  With respect to any fiscal period of a Person,  the sum of (a) all interest due on Debt during the period (other than interest imputed, pursuant to GAAP, on any Capitalized Lease Obligations and interest on Debt that comprises Purchase Money Financing), (b) all payments of principal of Debt required to be made during the period, (c) all Base Rent due during the period and (d) all Earn Out Rent (if any) due during the period.

          Earn Out Rent: (a) For any Lease Year, the amount of any earn out payments (if any) made by Landlord to IHS in accordance with Section 3.2 of the Facilities Purchase Agreement times a rate equal to (i) the Base Rent for the Lease Year in which the subject earn out payment is made divided by
     (ii) $138,000,000, and (b) for each Lease Year thereafter (including each Lease Year in any Renewal Term), the sum of (i) the full Earn Out Rent for the preceding Lease Year as if all earn out payments and the related Earn Out Rent were made effective the first day of the preceding Lease Year plus
     (ii) the product of the Earn Out Rent for the preceding Lease Year and the lower of (x) two (2) times the percentage increase in the Cost of Living Index during the period commencing as of the beginning of the preceding Lease Year and ending as of the expiration of the preceding Lease Year or
     (y) three percent (3%) (except that for the first Lease Year, the Cost of Living Index shall be measured from the end of the month preceding the Commencement Date); provided, however, that in no event shall the annual Earn Out Rent increase be less than one percent (1%). Notwithstanding the forgoing, for each Lease Year after the first Lease Year (including each Lease Year in any Renewal Term) the annual Earn Out Rent increase described in clause (ii) hereof shall not apply to increase Earn Out Rent for such Lease Year if the average occupancy level of the total beds in services at all the Facilities covered by this Lease throughout the prior Lease Year was less than seventy percent (70%). Notwithstanding further, no Earn Out Rent shall be due in respect of earn out payments made by Landlord to IHS involving any Leased Property that after such payments will no longer be subject to this Lease.

          Encumbrance: With respect to a Leased Property, any mortgage, deed of trust, lien, encumbrance or other matter affecting title to the Leased Property, or any portion thereof or interest therein.

          Environmental Audit: A written certificate, in form and substance satisfactory to Landlord, from an environmental firm acceptable to Landlord, which states that there is no evidence of Contamination on the applicable Leased Property and that the applicable Leased Property is otherwise in compliance with Environmental Laws.

          Environmental Documents: Documents received by Tenant or any Affiliate from, or submitted by Tenant or any Affiliate to, the United States Environmental Protection Agency and/or any other federal, state, county or municipal agency responsible for enforcing or implementing Environmental Laws with respect to the condition of the



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     Leased  Property  leased by Tenant or  Tenant's  operations  at the  Leased
     Property;   and  written  reviews,   audits,  reports  or  other  documents
     pertaining to environmental conditions, including, but not limited to, the presence or absence of Contamination, at, in or under or with respect to the Leased Property leased by Tenant that have been prepared by, for or on behalf of Tenant.

          Environmental Laws: All federal, state and local laws (including, without limitation, common law), statutes, codes, ordinances, regulations, rules, orders, permits or decrees from time to time in effect and relating to (a) the introduction, emission, discharge or release of Hazardous Substances into the indoor or outdoor environment (including, without limitation, air, surface water, groundwater, land or soil); or the manufacture, processing, distribution, use, treatment, storage, transportation or disposal of Hazardous Substances; or (c) the Cleanup of Contamination.

          Equipment Lease Facility: Any equipment lease financing facility in connection with Personal Property of a Facility designated as an Equipment Lease Facility in Article 7 of any applicable Facility Management Agreement.

          Escrow Agreement: The Escrow Agreement of even date herewith between Landlord and Tenant.

          Estoppel Certificate: A statement in writing in substantially the same form as Exhibit D hereto, with such changes thereto as reasonably may be requested by the person relying on such certificate.

          Event of Default: The occurrence of any of the following:

               (a) If Tenant fails to pay Base Rent and Earn Out Rent (if any) under this Lease when the same becomes due and payable within the earlier of (i) five (5) Business Days after Notice or (ii) ten (10) Business Days after the same becomes due and payable; or if Tenant fails to pay any Additional Charges within ten (10) Business Days after Notice;

               (b) If Tenant (i) admits in writing its inability to pay its debts generally as they become due, (ii) files a petition in bankruptcy or a petition to take advantage of any insolvency law, (iii) makes a general assignment for the benefit of its creditors, (iv) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (v) files a petition or answer seeking reorganization or arrangement under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof; or

               (c) If Tenant, on a petition in bankruptcy filed against it, is adjudicated a bankrupt or has an order for relief thereunder entered against it, or a court of competent jurisdiction enters an order or decree appointing a receiver of such Tenant or of the whole or substantially all of Tenant's property, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the Federal Bankruptcy Laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated or set aside or stayed within ninety (90) days from the date of the entry thereof; or

               (d) If Tenant is liquidated or dissolved, or begins proceedings toward liquidation or dissolution, or has filed against it a petition or other proceeding to cause it to be liquidated or dissolved, and the proceeding is not dismissed within sixty (60) days thereafter, or in any manner permits the sale or divestiture of substantially all of its assets except in connection with a dissolution or liquidation following or related to a merger or transfer of all or substantially all of the assets and liabilities of Tenant with or to an Affiliate; or

               (e) If the estate or interest of Tenant in the Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within sixty (60) days after commencement thereof (unless Tenant is in the process of contesting such lien or attachment in good faith in accordance with Section 12.1 hereof); or

               (f) If Tenant ceases operation of a Facility for a period in excess of five (5) Business Days except upon prior written Notice to, and with the express prior written consent of Landlord (which consent Landlord may withhold in its absolute discretion), or as the unavoidable consequence of damage or destruction as a result of a casualty, or a Taking or Partial Taking, or as a result of an event described in subparagraph (g) below (as to which the provisions of subparagraph (g) shall govern); or

               (g) If the license to operate any Facility as a provider of health care services in accordance with its Primary Intended Use is revoked, or allowed to lapse, or, without Landlord's prior written consent, transferred to a facility that is not one of the Leased Properties, or an order is imposed with respect to a Facility suspending the right to operate or accept patients, and Tenant does not promptly take reasonable steps to cure the condition or conditions leading to such revocation or order and cause such license and right to operate and accept patients to be reinstated within sixty (60) days; or

               (h) If any obligation of Tenant or of Guarantor to repay borrowed money in excess of Three Million Dollars ($3,000,000) or, in the aggregate, obligations in excess of Seven Million Dollars ($7,000,000) is accelerated by a creditor after default, unless (i) Notice of a dispute between Tenant or Guarantor and such creditor is given to

     Landlord prior to such acceleration, (ii) Tenant or Guarantor have provided Landlord with assurance, satisfactory to Landlord in its sole discretion, that such acceleration will not materially affect Tenant, any of the Leased Properties or the ability of Tenant and Guarantor to perform their obligations under this Lease and the applicable Guaranty, and (iii) Landlord has given Notice of such satisfaction to Tenant or Guarantor; or

               (i) If Tenant fails to observe or perform any other term, covenant or condition of this Lease and such failure is not cured within a period of thirty (30) days after Notice thereof from Landlord, unless the failure cannot with due diligence be cured within a period of thirty (30) days, in which case the failure shall not be deemed to continue if (i) Tenant proceeds promptly and with due diligence to cure the failure, (ii) Tenant diligently and continuously completes the cure thereof and (iii) such failure is cured prior to the time that the same results in civil or criminal penalties to Landlord, Tenant or any Affiliates of either; or

               (j) If any  representation  or  warranty  made by  Tenant  in the
     Facilities Purchase Agreement or in the certificates delivered in connection therewith proves to be untrue when made in any material respect, and Landlord is materially and adversely affected thereby, and Tenant fails, within twenty (20) days after Notice from Landlord thereof, to cure such condition by terminating such adverse effect and making Landlord whole for any damage suffered therefrom, or if with due diligence such cure cannot be effected within twenty (20) days, if Tenant has failed to commence to cure the same within the twenty (20) days or failed thereafter to proceed promptly and with due diligence to cure such conditions and prior to the time that the same results in civil or criminal penalties to Landlord, Tenant, any Affiliates of either, or any of the Leased Properties; or

               (k) If a default occurs under any Guaranty of this Lease given to Landlord to secure performance of any term or provision of this Lease and is not cured within any applicable grace or cure period set forth therein; or

               (l) Subject to Article 23, if Tenant or any Facility Subtenant transfers the operational control or management of the Facility currently being operated by it without Landlord's prior written consent; or

               (m) If (i) a default occurs on the part of Tenant or a Facility Subtenant under the Master Management Agreement, the Master Franchise Agreement, a Facility Management Agreement, a Facility Franchise Agreement, the Escrow Agreement and any Facility Sublease and is not cured within any applicable grace or cure period set forth therein, or (ii) a default occurs on the part of Tenant or a Facility Subtenant under any other material contract affecting any of the Facilities, Tenant or any Affiliate of Tenant, or any Facility Subtenant, and the default is not cured within any applicable grace or cure period contained therein, provided, as to any such default under such other contract, such default materially and adversely affects, or has the reasonable potential of materially and adversely affecting, the operation or value of the applicable Facility; or

               (n) If a default occurs under the Security Agreement and is not cured within any applicable grace or cure period set forth therein; or

               (o) If  Tenant  breaches  the  financial  covenants  set forth in
     Section 8.3 hereof, or Guarantor breaches the financial covenants set forth in its Guaranty, and such failure is not cured within thirty (30) days of the earlier of (i) the date on which Tenant or Guarantor has actual knowledge of such breach or (ii) Notice from Landlord; or

               (p) If a default occurs under any Equipment Lease Facility and is not cured within any applicable grace or cure period set forth therein; or

               (q) If Tenant or any Facility Subtenant breaches any representation or warranty or fails to observe or perform any of the covenants, duties and obligations set forth on Exhibit G hereto as required to be made or performed under Section 37.18 hereof, which activity results in a default or event of default under the Loan Facility.

          Executive Officer: The Chairman of the Board of Directors, the President, any Vice President and the Secretary of a corporation.

          Expiration Date: The "Expiration Date" for each particular Facility specified on Exhibit B hereto.

          Facilities: The Leased Properties.

          Facility: Any one of the Leased Properties.

          Facility Franchise Agreement: The facility franchise agreement among Franchisor, Tenant and a Facility Subtenant relating to such Facility Subtenant's operations at its Facility.

          Facility Management Agreement: The facility management agreement among Manager, Tenant and a Facility Subtenant relating to the management of such Facility Subtenant's operations at its Facility.

          Facility Purchase Price: The Purchase Price allocated to the Facility on the Commencement Date, as set forth on Exhibit F hereto, increased by three percent (3%) per Lease Year, compounded annually, from the Commencement Date to the date in question and prorated for any portion of such period that is less than a full Lease Year.

          Facility Rental Value: The Base Rent and Earn Out Rent (if any) (each determined at the time in question) allocable to a Facility.

          Facility Sublease: The facility sublease between Tenant and the Facility Subtenant of such Facility.

          Facility Subtenant: The subtenant of a Facility pursuant to a Facility Sublease.

          Facility Trade Names: The names under which the Facilities do or have done business during the Term.

          Fair Rental Value: The amount determined to be the Fair Rental Value of the applicable Leased Property pursuant to the appraisal procedure set forth in Article 33.

          Fees: The fees payable by Tenant or a Facility Subtenant to Manager or Franchisor pursuant to the Management Agreement or the Franchise Agreement, as the case may be.

          Financial Statement: For a fiscal year or other accounting period, statements of earnings and retained earnings and of changes in financial position and profit and loss for such period (for an interim period, from the beginning of the respective fiscal year to the end of such period) and the related balance sheet as at the end of such period, together with the notes thereto, all in reasonable detail and setting forth in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, and prepared in accordance with GAAP and reported on by a "Big Six" certified public accounting firm or another certified public accounting firm approved by Landlord, which approval will not be unreasonably withheld or delayed; provided, however, the "Big Six" or approved Accounting Firm requirements will not apply to statements prepared for an interim period.

          First Renewal Term: The period described as such for a particular Facility as specified in Exhibit B hereto.

          Fiscal Year: The calendar year.

          Fixtures: All permanently affixed equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, now and hereafter located in, on or used in connection with, and permanently affixed to or incorporated into the Leased Improvements, including, without limitation, any and all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus (other than individual units), sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the definition of the "Personal Property".

          Franchise Agreement: Collectively, the Master Franchise Agreement and each Facility Franchise Agreement.

          Franchisor: Integrated Health Services Franchising Co., Inc., a Delaware corporation.

          GAAP: Generally accepted accounting principles in effect from time to time, consistently applied.

          Guarantor: Lyric Health Care LLC, a Delaware limited liability company.

          Guaranty: The Lyric Guaranty.

          Hazardous Substances: Any and all toxic or hazardous material, substance, pollutant, contaminant, chemical, waste (including medical waste) or substance, including petroleum products, asbestos and PCBs, regulated, restricted or prohibited under any Environmental Law.

          IHS: Integrated Health Services, Inc., a Delaware corporation.

          IHS Indemnity: The Indemnity Agreement executed by IHS in favor of Landlord.

          Impartial Appraiser: An appraiser selected by Landlord and reasonably acceptable to Tenant.

          Impositions: Collectively, all taxes (including, without limitation, all real property taxes, ad valorem, sales and use, single business, gross receipts, transaction privilege, rent or similar taxes), assessments, ground rents, water, sewer or other rents and charges, excises, tax levies, fees (including, without limitation, license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of any Leased
     Property or the business conducted thereon by Tenant and/or the Rent (including all interest and penalties thereon due to any failure of payment by Tenant) applicable to periods of time within the Term hereof which at any time may be assessed or imposed on or in respect of or be a lien upon
     (a) the Facilities or any part thereof or (b) any rent therefrom or (c) any estate, right, title or interest therein, or (d) any occupancy, operation, use or possession of, or sales from, or activity conducted on, the applicable Leased Property or (e) the leasing or use of the Facilities or any part thereof or (f) the Rent. So long as the Facilities include a Facility in New Hampshire, the term "Imposition" shall include any "enterprise tax" imposed upon Landlord by the State of New Hampshire; provided, however, that if and when Landlord owns property in New Hampshire in addition to the Facility leased hereunder, such tax shall be fairly allocated among such properties. "Imposition" shall not include: (a) any federal, state or local tax based on gross or net income (whether denominated as an income, capital stock or other tax) imposed on Landlord generally and not exclusively in connection with any Leased Property, or
     (b) any net revenue tax of Landlord or any other person, or (c) any tax imposed with respect to the sale, financing, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof, or (d) any principal or interest on any indebtedness of Landlord or (e) on any ground rent or other rent payable by Landlord.

          Initial Term:The period between, and inclusive of, the Commencement Date and the earlier of the Expiration Date and the date upon which this Lease terminates as provided herein.

          Insurance Requirements: The terms, conditions and requirements of any insurance policy required by this Lease.

          Investigations: Soil and chemical tests or any other environmental investigations, examinations or analyses.

          Land: The real property described on attached Exhibit A hereto.

          Landlord's Personal Property: All Personal Property, except Tenant's Personal Property, that at the Commencement Date or thereafter during the Term is located, or, but for a temporary relocation off-site on the Commencement Date is normally located, on the Land or in the Leased Improvements.

          Lease Year: The period commencing on the first day of the calendar month following the month in which the Commencement Date occurs and ending on the last day of the twelfth (12th) full calendar month thereafter (unless the Commencement Date is the first day of a month, in which event the first Lease Year shall commence on such day). The period, if any, between the Commencement Date and the first day of the following month shall be deemed to be part of the first Lease Year. Thereafter, each Lease Year will be January 1 through December 31. If this Lease is terminated before the end of any Lease Year, the final Lease Year will be January 1 through the date of termination thereof.

          Leased Improvements: All buildings, structures, Fixtures and other improvements of every kind currently situated on the Land, including, but not limited to, alleyways and connecting tunnels, sidewalks, utility pipes, conduits and lines (on-site and off-site), parking areas and roadways appurtenant to such buildings and structures.

          Leased Properties (also "Facilities"): Collectively, the Land, Leased Improvements, Related Rights and Landlord's Personal Property, and the licensed nursing homes and/or other healthcare facilities being operated thereon and therein, as identified on Exhibit A hereto.

          Leased Property: Any one of the Leased Properties.

          Legal Requirements: As to any Leased Property, all federal, state, county, municipal and other governmental statutes, laws, rules, orders, regulations, ordinances, judgments, decrees and injunctions affecting the Leased Property or the construction, use or alteration thereof, whether now or hereafter enacted and in force, including any which may (a) require repairs, modifications or alterations in or to the Leased Property or (b) in any way adversely affect the use and enjoyment thereof, and all permits, licenses and authorizations and regulations relating thereto, including, but not limited to, those relating to existing health care licenses, those authorizing the current number of licensed beds and the level of services delivered from the Leased Property, and all covenants, agreements, restrictions and encumbrances contained in any instruments, either of record or known to Tenant at any time in force affecting the Leased Property, other than covenants, agreements, restrictions and encumbrances created by Landlord without the consent of Tenant.

          Lender:   GMAC   Commercial   Mortgage   Corporation,   a   California
     corporation.

          Loan Facility: The loan evidenced by the Loan Agreement, dated as of December 30, 1998, between Landlord and Lender and the Loan Documents (as defined therein), together with any and all other agreements or documents executed by Landlord or others evidencing, securing or otherwise relating to the Loan Facility.

          Lyric: Lyric Health Care LLC, a Delaware limited liability company.

          Lyric Guaranty: The Guaranty, dated as of the date hereof, executed by Lyric in favor of Landlord.

          Manager: IHS Facility Management, Inc., a Delaware corporation.

          Management Agreement: Collectively, the Master Management Agreement and each Facility Management Agreement.

          Master Franchise Agreement: The Amended and Restated Master Franchise Agreement, dated as of December 31, 1998, between Lyric and Franchisor, as amended from time to time, setting forth common terms and conditions for the franchising of certain trade names, systems and other proprietary materials for the Facilities.

          Master Management Agreement: The Amended and Restated Master Management Agreement, dated as of December 31, 1998, between Lyric and Manager, as amended from time to time, setting forth common terms and conditions for management of the Facilities.

          Mechanics Liens: Liens of mechanics, laborers, materialmen, suppliers or vendors.

          Monarch:  Monarch  Properties,   LLC,  a  Delaware  limited  liability
     corporation.

          Net Income: The aggregate net income of the Facility Subtenants from the operation of the Facilities, determined on an accrual basis in accordance with GAAP, before federal, state and local income taxes, but excluding extraordinary items.

          Net Proceeds: All proceeds, net of any costs incurred by Landlord in obtaining such proceeds, payable under any risk policy of insurance required by Article 13 of this Lease (including proceeds with respect to the Personal Property that Tenant elects to restore or replace pursuant to
     Section 14.2 hereof).

          Notice: A written notice given pursuant to Section 37.1 hereof.

          Officer's Certificate: A certificate signed by any one or more of the Executive Officers.

          Overdue Rate: On any date, a rate equal to three (3) percentage points above the Prime Rate, but in no event greater than the maximum rate then permitted under applicable law.

          Partial Taking: A Taking of a portion of a Facility or of less than the whole fee title to a Facility.

          Payment Date: The due date for the payment of the installments of Base Rent, Earn Out Rent (if any), Additional Charges or any other sums payable under this Lease.

          Permitted Debt: Any of the following:

               (a) Debt (other than Debt as to which an Affiliate of Tenant is the creditor) incurred by Tenant and/or the Facility Subtenants solely to provide working capital to the respective Facilities;

               (b) Debt of Tenant to Landlord;

               (c) unsecured Debt of Tenant, other than for money borrowed, incurred solely for trade payables in the ordinary course of business;

               (d) Debt of Tenant to taxing or other governmental authorities for taxes, assessments, governmental charges or levies, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 4 or Article 12 hereof;

               (e) Debt of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of Three Million Dollars ($3,000,000) in the aggregate at any one time outstanding, and (A) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder, or (B) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 12 hereof, and in respect of which execution thereof shall have been stayed pending such appeal or review.

               (f) unsecured borrowings of Tenant from its Affiliates which are by their terms expressly subordinate to the payment and performance of Tenant's obligations under this Lease; or

               (g) Debt incurred solely for the purchase or lease of Tenant's Personal Property.

          Permitted Encumbrances: With respect to each of the Leased Properties, matters constituting Permitted Encumbrances under the Facilities Purchase Agreement, including any such matters arising after the Commencement Date which, had they existed on the Commencement Date, would have been considered Permitted Encumbrances under the Facilities Purchase Agreement.

          Permitted Environmental Conditions: The asbestos-containing materials, underground storage tanks, and other Hazardous Substances that currently are located in, on, under or about the Leased Properties, in each case as disclosed in the Environmental Audits delivered by Tenant to Landlord prior to the date of this Lease, except to the extent that any such conditions are required to be remedied by Tenant under the Facilities Purchase Agreement and the Escrow Agreement.

          Person: Any natural person, trust, partnership, limited liability company, corporation, joint venture or other legal entity.

          Personal Property: All equipment, furniture, fixtures, inventory (including linens, dietary supplies and housekeeping supplies, and including food and other consumable inventories), furnishings, movable walls or partitions, trade fixtures, computers, software and data pertaining to the business of a Facility (whether such data is stored in computers or peripheral equipment that is included within the definition of the term "Personal Property" or is otherwise in the possession of a Tenant or a Facility Subtenant, or in computers and equipment that is not included within the definition of the term "Personal Property" but is either owned by Tenant or a Facility Subtenant or as to which Tenant or a Facility Subtenant has a right of retrieval) and other tangible personal property used in connection with the business of a Facility, together with all replacements, modifications, alterations and additions thereto, except (a) items, if any, included within the definition of Fixtures or Leased Improvements, (b) personal property leased from third parties, (c) computers owned or leased by a Tenant or a Facility Subtenant that customarily are not located on any of the Leased Properties, and (d) proprietary software owned by parties other than a Tenant or a Facility Subtenant.

          Primary Intended Use: With respect to any Facility, the operation of the Facility as a licensed health care facility.

          Prime Rate: On any date, a rate equal to the annual rate on such date publicly announced by Citibank, N.A. to be its prime rate for 90-day unsecured loans to its corporate borrowers of the highest credit standing, but in no event greater than the maximum rate then permitted under applicable law.

          Proceeding: Any action, proposal or investigation by any agency or entity.

          Purchase Money Financing: Any financing (whether by lease, chattel mortgage, installment sale, or otherwise) provided by a Person to Tenant or a Facility Subtenant in connection with the acquisition of Personal Property used in connection with the operation of a Facility, whether by way of installment sale or otherwise.

          Purchase Price: The Purchase Price set forth in the Facilities Purchase Agreement.

          Qualified Capital Expenditures: Expenditures capitalized on the books of the Tenant or a Facility Subtenant for any of the following: replacement of furniture, fixtures and equipment, including refrigerators, ranges, major appliances, bathroom fixtures, doors (exterior and interior), central air conditioning and heating systems (including cooling towers, water chilling units, furnaces, boilers and fuel storage tanks) and major replacement of siding; major roof replacements, including major replacements of gutters, downspouts, eaves and soffits; major repairs and replacements of plumbing and sanitary systems; overhaul of elevator systems; major repaving, resurfacing and sealcoating of sidewalks, parking lots and driveways; repainting of entire building exterior; but excluding major alterations, renovations and additions.

          Reconstruction Period: A period of three hundred sixty-five (365) days following the date of any damage or destruction or the Date of Taking, as applicable, subject to extension to the extent required by Unavoidable Delay.

          Regulatory Actions: With respect to any Leased Property, any claim, demand, notice, action or proceeding brought or initiated by any governmental authority in connection with any Environmental Law, including, without limitation, civil, criminal and/or administrative proceedings, and whether or not seeking costs, damages, equitable remedies, penalties or expenses.

          Related Rights: All easements, rights and appurtenances relating to the Land and the Leased Improvements.

          Release: The intentional or unintentional spilling, leaking, dumping, pouring, emptying, seeping, disposing, discharging, emitting, depositing, injecting, leaching, escaping, abandoning or other release or threatened release, however defined, of any Hazardous Substance.

          Rent: Collectively, the Base Rent, the Earn Out Rent (if any) and the Additional Charges.

          Rental Value: (a) With respect to any Leased Property that has been relet during the period in question, the Rent actually received by Landlord for the period in question from the reletting, net of all reasonable expenses, including brokerage commissions, fees of attorneys and consultants and the cost of any repairs and alterations required to obtain such reletting; provided, however, that Landlord shall use its reasonable efforts to negotiate and obtain terms and conditions for any reletting of the Leased Property that are commercially reasonable terms and conditions under the circumstances, including, but not limited to, Rent from the reletting that is reasonable for the Leased Property, and Landlord shall abide by the real property laws applicable to the Leased Property in respect of reletting the Leased Property and mitigating the liability and obligations of Tenant and

     (b) with respect to any Leased Property that has not been relet during the period in question, the Worth at the Time of the Award of the Rent obtainable for the applicable Leased Property for the period in question, under a lease of the applicable Leased Property on the same terms and conditions as are set forth in this Lease, from a Tenant that is unrelated to Landlord and has experience and a reputation in the health care industry and a credit standing reasonably equivalent to that of Tenant and Guarantors.

          Replaced Property: Any Fixtures or Personal Property that from time to time are replaced, pursuant to Section 9.1.5 hereof, after the date of this Lease.

          Replacement Property: Any Fixtures or Personal Property acquired by Tenant or a Facility Subtenant, in accordance with Section 9.1.5 hereof, after the date of this Lease for use in connection with any Facility in replacement of any Replaced Property.

          SEC: Securities and Exchange Commission.

          Second Renewal Term: The period described as such for a particular Facility as specified in Exhibit B hereto.

          Security Agreement: The security agreement of even date herewith among Landlord, Tenant and the Facility Subtenants.

          State: With respect to each Facility, the state in which it is located.

          Taking: The exercise by a Condemnor of any governmental power, whether by legal proceedings or otherwise, to acquire an interest in any Leased Property, or a voluntary sale or transfer by Landlord to any Condemnor, either under threat of condemnation or while legal proceedings for condemnation are pending.

          Tenant's Personal Property: All Personal Property (a) which Tenant or a Facility Subtenant owns and uses, as of the date of this Lease, in connection with the operation of the Leased Property, but that has not been conveyed to Landlord pursuant to the Facilities Purchase Agreement or (b) which Tenant or a Facility Subtenant acquires after the Commencement Date for use by it in connection with any Facility.

          Term: The Initial Term and, if renewed as provided in Article 1, the First Renewal Term, the Second Renewal Term and the Third Renewal Term, as applicable.

          Third Party Claims: Any legal actions or proceedings (other than Regulatory Actions but including, without limitation, those based on negligence, trespass, strict liability, nuisance or toxic tort due to Contamination), and whether or not seeking costs, damages, penalties or expenses, brought by any person or entity other than a governmental agency.

          Third Renewal Term: The period described as such for a particular Facility as specified in Exhibit B hereto.

          Transfer: The (a) assignment, mortgaging or other encumbering of all or any part of Tenant's interest in this Lease, a Facility Subtenant's interest in a Facility Sublease or Tenant's or a Facility Subtenant's interest in the Leased Property, (b) the subletting of the whole or any part of the Leased Property to any Person other than a Facility Subtenant or (c) the entering into of any management agreement (other than the Management Agreement) or other arrangement under which any Facility is operated by or licensed to be operated by an entity other than Tenant, a Facility Subtenant or the Manager.

          Transferee: Any assignee, subtenant or other occupant of any Leased Property pursuant to any Transfer.

          Umbrella Policies: Policies of insurance that cover risks in excess of the liability limits of policies required to be carried under this Lease.

          Unavoidable Delays: Delays due to strikes, lock-outs, inability to procure materials, power failure, acts of God, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or other causes beyond the reasonable control of the party responsible for performing an obligation hereunder, provided that lack of funds shall not be deemed a cause beyond the control of a party.

          Unsuitable for Its Primary Intended Use: A state or condition of a Facility such that, by reason of damage or destruction or a Partial Taking, such Facility cannot reasonably be expected to be repaired and restored within the Reconstruction Period to a condition in which it may be operated on a commercially practicable basis for its Primary Intended Use, taking into account, among other relevant factors, the number of useable beds, the amount of square footage and the estimated revenue affected by such damage or destruction or Partial Taking.

          Worth at the Time of the Award: The present value of the applicable amount, determined at the time required in Section 16.5 hereof, by discounting the applicable amount by the Prime Rate.

     2.2 OTHER DEFINITIONS. Other words and phrases are defined elsewhere in this Lease and in the Exhibits and Schedules hereto.

                                    ARTICLE 3

                              RENT; RELATED MATTERS

     3.1 RENT. Tenant shall pay the Rent in lawful money of the United States of America and legal tender for the payment of public and private debts. The first payment of Base Rent shall be due on the Commencement Date, prorated for the period from the Commencement Date until the last day of the first full calendar month of the Term. After the first payment, Tenant shall pay the Base Rent in equal, consecutive monthly installments in advance on the first day of each calendar month of the Term. Unless otherwise agreed by the parties, Rent shall be prorated as to any partial month at the end of the Term.

     3.2 ADDITIONAL CHARGES. In addition to the Base Rent, Tenant will also pay and discharge as and when due and payable all Additional Charges. If Tenant fails to pay any Additional Charges as and when due, Tenant will also promptly pay and discharge as Additional Charges every fine, penalty, interest and cost which may be added for non-payment or late payment.

     3.3 EARN OUT RENT. The first payment of Earn Out Rent shall be due on the first day of the month following the date Landlord makes an earn out payment to IHS in accordance with Section 3.2 of the Facilities Purchase Agreement; provided, however, that the amount of Earn Out Rent due Landlord shall be prorated for the period from the date Landlord makes the earn out payment to IHS until the last day of the Lease Year, with the full amount of Earn Out Rent due in the following Lease Year and throughout the remainder of the Term. Tenant shall pay the Earn Out Rent in equal, consecutive monthly installments in advance on the first day of each calendar month of the remaining Term.

     3.4 LATE CHARGE; INTEREST. If any installment of Base Rent, Earn Out Rent (if any) or any Additional Charges payable by Tenant to Landlord hereunder is not paid within five (5) Business Days of the due date, Tenant shall pay Landlord on demand, as an Additional Charge, (a) a late charge of five percent (5%) of the amount due and unpaid and (b) if such payment is not made within thirty (30) days of the date due, interest thereon at the Overdue Rate from such thirtieth (30th) day until the date on which such payment plus such late charge and interest is paid in full.

     3.5 METHOD OF PAYMENT OF RENT. All Rent to be paid to Landlord shall be paid by electronic funds transfer debit transactions through wire transfer of immediately available funds to Landlord per the wiring instructions set forth on
Exhibit I hereto (as from time to time be changed by Landlord by Notice to Tenant) and shall be initiated by Tenant for settlement on or before the due date each calendar month; provided, however, if the due date is not a Business Day, then settlement shall be made on the next succeeding day which is a Business Day. Tenant shall inform Landlord of each payment by sending a facsimile transmission of Tenant's wire transfer confirmation not later than noon, eastern standard or daylight time, on the Business Day immediately following the applicable payment date.

     3.6 NET LEASE; NO OFFSET. The Rent shall be paid absolutely net to Landlord, so that this Lease shall yield to Landlord the full amount of the installments of Base Rent, Earn Out Rent (if any) and Additional Charges payable hereunder throughout the Term, subject to the terms and conditions hereof. This Lease is and shall be a "pure-net" or "triple-net" lease, as such terms are commonly used in the real estate industry, it being intended that Tenant shall pay all costs, expenses and charges arising out of the use, occupancy and operation of the Leased Properties, without any offset, deduction, abatement, or counterclaim whatsoever. Landlord shall not be required to furnish any services whatsoever to any Facilities or to make any payment of any kind whatsoever; and Landlord shall not be responsible for any loss or damage to any property of Tenant, or a Facility Subtenant or any other user or occupant of any part of any Facility, absent the gross negligence or willful misconduct of Landlord, its employees or agents.


                                    ARTICLE 4

                          IMPOSITIONS; RELATED MATTERS

     4.1 PAYMENT OF IMPOSITIONS. Subject to the provisions of Article 12, Tenant will pay or cause to be paid all Impositions before any fine, penalty, interest or cost may be added for non-payment, and Tenant will promptly, upon request, furnish to Landlord copies of official receipts or other satisfactory proof evidencing such payments. If any such Imposition may, at the option of the taxpayer, lawfully be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Tenant may exercise the option to pay the same (and any accrued interest on the unpaid balance of such Imposition) in installments and, in such event, Tenant shall pay such installments during the Term hereof as the same respectively become due and before any fine, penalty, premium, further interest or cost may be added thereto. Refunds of Impositions paid by Tenant shall be paid to or retained by Tenant. Landlord shall remit promptly to Tenant any refunds of Impositions received by Landlord. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to each Leased Property as may be necessary to prepare any required returns and reports. Tenant will provide Landlord, upon request, with cost and depreciation records in its possession that are reasonably necessary for filing returns for any property classified as personal property. Tenant may, at Tenant's sole cost and expense, protest, appeal or institute such other proceedings as Tenant may deem appropriate to effect a reduction of Impositions, and Landlord shall cooperate with Tenant in such protest, appeal or other action. Tenant shall reimburse Landlord for Landlord's direct costs of cooperating with Tenant with respect to such protest, appeal or other action and shall indemnify, defend and hold Landlord harmless against any expense or loss as a result thereof. The foregoing shall not be construed as indemnifying Landlord against its own grossly negligent acts or omissions or willful misconduct.

     4.2 ADJUSTMENT OF IMPOSITIONS. Impositions imposed in respect of the tax-fiscal period during which the Term ends shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after termination or expiration, and Tenant's obligation to pay their prorated share thereof, if the same becomes due after such termination or expiration, shall survive such termination or expiration.

     4.3 UTILITY CHARGES. Tenant will pay or cause to be paid when due all charges for electricity, power, gas, oil, water and other utilities used in the respective Leased Properties during the Term.

     4.4 INSURANCE PREMIUMS. Tenant will pay or cause to be paid when due all premiums for the insurance coverage required to be maintained pursuant to
Article 13 during the Term.


                                    ARTICLE 5

                         NO TERMINATION, ABATEMENT, ETC.

     Except as otherwise specifically provided in this Lease, Tenant shall remain bound by this Lease in accordance with its terms and shall not take any action without the consent of Landlord to modify, surrender or terminate the same, and shall not seek or be entitled to any offset, deduction abatement, or counterclaim, or any deferral or reduction of Rent . The respective obligations of Landlord and Tenant shall not be affected by reason of (a) any damage to, or destruction of, any Leased Property or any portion thereof from whatever cause or any Taking of any Leased Property or any portion thereof, except as expressly set forth herein; (b) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of any Leased Property, or any portion thereof, or the interference with such use by any Person (other than Landlord or its employees or agents) or by reason of eviction by paramount title; (c) any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties, (d) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceedings affecting Landlord or any assignee or transferee of Landlord, or (e) any other cause whether similar or dissimilar to any of the foregoing other than a discharge of Tenant from any such obligations as a matter of law. Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law to (i) modify, surrender or terminate this Lease or quit or surrender any Leased Property or any portion thereof, or (ii) except as otherwise specifically provided in this Lease, entitle Tenant to any reduction, suspension or deferral of the Rent or other sums payable by Tenant hereunder except and unless as otherwise specifically provided in this Lease.

                                    ARTICLE 6

                 OWNERSHIP OF LEASED PROPERTY; PERSONAL PROPERTY

     6.1 OWNERSHIP OF THE LEASED PROPERTY. Tenant acknowledges that the Leased Properties are the property of Landlord and that Tenant has only the right to the possession and use of the Leased Property leased by it upon the terms and conditions of this Lease. Tenant will not (a) file any income tax return or other associated documents; (b) file any other document with or submit any document to any governmental body or authority; (c) enter into any written contractual arrangement with any Person; or (d) release any financial statements of Tenant, in each case that takes any position other than that, throughout the Term, Landlord is the owner of the Leased Properties for federal, state and local income tax purposes and that this Lease is a "true lease".

     6.2 LANDLORD'S PERSONAL PROPERTY. Tenant shall, during the entire Term, maintain all of Landlord's Personal Property in good order, condition and repair as shall be necessary in order to operate the Facilities for the Primary Intended Use in compliance with applicable licensure and certification requirements, applicable Legal Requirements and Insurance Requirements, and customary industry practice for the Primary Intended Use. If any of Landlord's Personal Property requires replacement in order to comply with the foregoing, Tenant shall replace it with other similar property of the same or better quality at Tenant's sole cost and expense; the Replaced Property shall no longer be Landlord's Personal Property; and the Replacement Property shall become part of Landlord's Personal Property. Tenant shall not permit or suffer Landlord's Personal Property to be subject to any lien, charge, encumbrance, financing statement or agreement or contract of sale or the like, except for any purchase money security interest on equipment or Landlord's interest therein, expressly approved in advance, in writing, by Landlord. At the expiration or earlier termination of this Lease, all of Landlord's Personal Property shall be surrendered to Landlord with the Leased Property in the condition required by
Section 9.1.6 hereof.

          6.2.1 Motor Vehicles. Tenant acknowledges that the motor vehicles described in the Bill of Sale were purchased by Landlord pursuant to the Facilities Purchase Agreement, are the property of Landlord, and are leased to Tenant hereunder, notwithstanding the fact that for the convenience of the parties record title to such vehicles has not changed and the interest of Landlord is not reflected on the certificates of title of such vehicles. Upon demand of Landlord, Tenant shall deliver to Landlord, and cause the Facility Subtenants to deliver to Landlord, the certificates of title to any such vehicles.

     6.3 TENANT'S PERSONAL PROPERTY. Tenant shall provide and maintain, during the entire Term, such Personal Property, in addition to Landlord's Personal Property, as shall be necessary and appropriate in order to operate each Facility for its Primary Intended Use in compliance with all licensure and certification requirements, in compliance with all applicable Legal Requirements and Insurance Requirements and otherwise in accordance with customary practice in the industry for the Primary Intended Use. Upon the expiration or earlier termination of this Lease, without the payment of any additional consideration by Landlord, Tenant shall be deemed to have sold, assigned, transferred and conveyed to Landlord all of Tenant's right, title and interest in and to any of the respective Tenant's Personal Property that is integral to the use of the respective Facilities for their Primary Intended Use, and shall, upon Landlord's request, execute and deliver to Landlord a bill of sale with respect thereto, and without Landlord's prior written consent Tenant shall not remove the same from the respective Leased Properties. Any of Tenant's Personal Property that is not integral to the use of the respective Facilities at such time may be removed by Tenant, and, if not removed within thirty (30) days following the expiration or earlier termination of this Lease, shall be considered abandoned by Tenant and may be appropriated, sold, destroyed or otherwise disposed of by Landlord without giving notice thereof to Tenant and without any payment to Tenant or any obligation to account therefor. Tenant will, at its expense, repair all damage to the Leased Properties that is caused by the removal of any of Tenant's Personal Property, whether effected by Tenant or Landlord.

     6.4 GRANT OF SECURITY INTEREST IN TENANT'S PERSONAL PROPERTY; RESTRICTION ON OTHER LIENS. Tenant and each Facility Subtenant have concurrently granted to Landlord a security interest in Tenant's Personal Property upon the terms set forth in the Security Agreement. Without Landlord's consent, Tenant shall not permit or suffer Tenant's Personal Property to be subject to any lien, charge, encumbrance, financing statement or contract of sale other than to secure Permitted Debt.


                                    ARTICLE 7

                     CONDITION AND USE OF LEASED PROPERTIES

     7.1 CONDITION OF THE LEASED PROPERTIES. Tenant acknowledges that Tenant has examined and otherwise has knowledge of the condition of the Leased Property leased by it prior to the execution and delivery of this Lease and has found the same to be in good order and repair and satisfactory for its purposes hereunder. Tenant is leasing the applicable Leased Property "as is" in its condition on the Commencement Date. Tenant waives any claim or action against Landlord in respect of the condition of the Leased Property being leased by it. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF ANY LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE, OR OTHERWISE AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT. TENANT ACKNOWLEDGES THAT THE LEASED
PROPERTY  LEASED BY IT HAS BEEN  INSPECTED  BY  TENANT  AND IS  SATISFACTORY  TO
TENANT.

TENANT FURTHER ACKNOWLEDGES THAT, ON AND AFTER THE COMMENCEMENT DATE AND THROUGHOUT THE TERM, TENANT IS SOLELY RESPONSIBLE FOR THE CONDITION OF THE LEASED PROPERTY LEASED BY IT. TO THE EXTENT PERMITTED BY LAW, HOWEVER, LANDLORD HEREBY ASSIGNS TO TENANT ALL OF LANDLORD'S RIGHTS TO PROCEED AGAINST ANY PREDECESSOR IN TITLE FOR BREACHES OF WARRANTIES OR REPRESENTATIONS OR FOR LATENT DEFECTS IN THE APPLICABLE LEASED PROPERTY. LANDLORD SHALL FULLY COOPERATE WITH TENANT IN THE PROSECUTION OF ANY SUCH CLAIMS, IN LANDLORD'S OR TENANT'S NAME, ALL AT TENANT'S SOLE COST AND EXPENSE. TENANT SHALL INDEMNIFY, DEFEND, AND HOLD HARMLESS LANDLORD FROM AND AGAINST ANY LOSS, COST, DAMAGE OR LIABILITY (INCLUDING REASONABLE ATTORNEYS' FEES, COSTS AND DISBURSEMENTS) INCURRED BY LANDLORD IN CONNECTION WITH SUCH COOPERATION.

     7.2 USE OF THE LEASED PROPERTY.

          7.2.1 Subject to the exceptions in clause (f) of the definition of "Event of Default" in Article 2 hereof, throughout the Term, Tenant shall continuously use the Leased Property leased by it for the Primary Intended Use and for such other uses as may be necessary or incidental thereto, and no Tenant shall use any Leased Property or any portion thereof for any other use without the prior written consent of Landlord. No use shall be made or permitted to be made of, or allowed in, any Leased Property, and no acts shall be done, which will cause the cancellation of, or be prohibited by, any insurance policy covering any Leased Property or any part thereof.

          7.2.2 Tenant agrees that the Leased Property and Tenant's Personal Property shall not be used for any unlawful purpose, nor shall Tenant commit or suffer any waste on the Leased Property or cause or permit any nuisance thereon.

          7.2.3 Tenant shall not suffer or permit the Leased Property, or any portion thereof, or Tenant's Personal Property to be used in such a manner as
(i) might reasonably tend to impair Landlord's (or Tenant's, as the case may be) title thereto or to any portion thereof, or (ii) may reasonably make possible a claim or claims of adverse usage or adverse possession by the public or of implied dedication of the applicable Leased Property or any portion thereof.


                                    ARTICLE 8

                        LEGAL AND INSURANCE REQUIREMENTS

     8.1 COMPLIANCE WITH LEGAL AND INSURANCE REQUIREMENTS. Subject to Article 12, Tenant, at its expense, will promptly (i) comply with all applicable Legal Requirements and

Insurance Requirements in respect of the use, operation, maintenance, repair and restoration of the Leased Property and Tenant's Personal Property, whether or not compliance therewith requires structural changes in any of the Leased Improvements (which structural changes shall be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld or delayed) or interferes with or prevents the use and enjoyment of the Leased Property, and
(ii) procure, maintain and comply with all licenses, certificates of need, provider agreements and other authorizations required for the use of the Leased Property and Tenant's Personal Property then being made, and for the proper erection, installation, operation and maintenance of the Leased Property or any part thereof.

     8.2 LEGAL REQUIREMENT COVENANTS. Tenant's use, maintenance, operation and any alteration of the Leased Property shall at all times conform to all applicable local, state, and federal laws, ordinances, rules, and regulations (including but not limited to the Americans with Disabilities Act). The judgment of any court or administrative body of competent jurisdiction, or the decision of any arbitrator (final beyond any appeal) that Tenant has violated any such Legal Requirements or Insurance Requirements, shall be conclusive of that fact as between Landlord and Tenant.

     8.3 CERTAIN FINANCIAL AND OTHER COVENANTS.

          8.3.1 Certain Financial Covenants.

               8.3.1.1 Minimum Capital Expenditures. During the second Lease Year, Tenant shall make at least Three Hundred Dollars ($300) per-licensed-bed of Qualified Capital Expenditures, and thereafter throughout the Term, Tenant shall in each Lease Year make Qualified Capital Expenditures in an amount equal to the amount of such expenditures required for the immediately preceding Lease Year, multiplied by the percentage increase in the Cost of Living Index from the first day of the prior Lease Year to the first day of the current Lease Year. The amount of Qualified Capital Expenditures per-licensed-bed may never be less in any Lease Year than the amount established in the prior Lease Year.

               8.3.1.2 Permitted Debt. Except for Permitted Debt, Tenant shall not incur or permit any Facility Subtenant to incur any Debt without the prior written consent of Landlord, which Landlord may withhold in its discretion; provided, however, that Landlord agrees that for a period of ninety (90) days from the date hereof, Permitted Debt shall include the obligations of Tenant and the Facility Subtenants arising out of the Guaranty and the Pledge and Security Agreement pursuant to which obligations of IHS are guaranteed under IHS's
Revolving Credit and Term Loan Agreement, dated as of September 15, 1997, as amended, provided further, however, that upon the expiration of such ninety (90) day period, such obligations shall no longer be deemed Permitted Debt and the existence of such obligations thereafter shall constitute an Event of Default hereunder.

               8.3.1.3 Cash Flow to Debt Service Requirement. At all times during the Term, Tenant shall maintain a ratio of Cash Flow from the Facilities to Debt Service at least equal to the Cash Flow to Debt Service Requirement.

          8.3.2 Management; Franchise.

               8.3.2.1 Management Agreements. With respect to any of the Leased Properties, Tenant shall not enter into, or permit any Facility Subtenant to enter into, any management agreement other than the Management Agreement without Landlord's consent, which consent Landlord may withhold or condition in its sole discretion, and in no event without a satisfactory subordination by the manager of its right to receive any management fees to the obligation of Tenant to pay the Base Rent, the Earn Out Rent (if any) and Additional Charges to Landlord. As long as Manager is owned or controlled by IHS, in the ordinary course of business Tenant shall have the right to amend, modify or otherwise change the terms of the Management Agreement without the prior written consent of Landlord; provided, however, that any such amendments, modifications or other changes that are material shall require the prior written consent of Landlord, which consent shall not unreasonably be withheld.

               8.3.2.2 Franchise Agreements. With the approval of Landlord, Tenant has entered into the Franchise Agreement. As long as Franchisor is owned or controlled by IHS, in the ordinary course of business Tenant shall have the right to amend, modify or otherwise change the terms of the Franchise Agreement without the prior written consent of Landlord; provided, however, that any such amendments, modifications or other changes that are material shall require the prior written consent of Landlord, which consent shall not unreasonably be withheld.

     8.4 OTHER BUSINESSES. During the Term of this Lease, Tenant shall not, directly or indirectly, own, operate or manage any businesses other than health care businesses.


                                    ARTICLE 9

                      MAINTENANCE AND REPAIR; ENCROACHMENTS

     9.1 MAINTENANCE AND REPAIR.

          9.1.1 Tenant, at its expense, shall keep the Leased Property and all fixtures thereon and all landscaping, private roadways, sidewalks and curbs appurtenant thereto and which are under Tenant's control and Tenant's Personal Property that is integral to the use of the respective Facilities for their Primary Intended Use, in good order and repair (whether or not the need for such repairs occurs as a result of Tenant's use, any prior use, the elements or the age of the applicable Leased Property or any portion thereof, or any cause whatever except the failure of Landlord to make any payment or to perform any act expressly required under the Lease or the negligence or willful misconduct of Landlord), and, except as may be provided to the contrary in Article 14, with reasonable promptness, make all necessary and appropriate repairs thereto of every kind and nature, whether interior or exterior, structural or non-structural, ordinary or extraordinary, foreseen or unforeseen or arising by reason of a condition existing prior to the commencement of the Term of this Lease (concealed or otherwise).

          9.1.2 Tenant shall do or cause others to do all shoring of the Leased Property leased by it or adjoining property (whether or not owned by Landlord) or of the foundations and walls of the Leased Improvements, and every other act necessary or appropriate for the preservation and safety thereof, by reason of or in connection with any subsidence, settling or excavation or other building operation upon the Leased Property leased by it or adjoining property, whether or not Tenant or Landlord shall, by any Legal Requirements, be required to take such action or be liable for the failure to do so; provided, however, that such shoring and any other material acts shall be subject to the prior written consent of Landlord, which shall not unreasonably be withheld or delayed. All repairs shall, to the extent reasonably achievable, be at least equivalent in quality to the original work, and, subject to the provisions of paragraph 9.1.6, where, by reason of age or condition, such repairs cannot be made to the quality of the original work, the property to be repaired shall be replaced.

          9.1.3 Landlord shall not under any circumstances be required to build or rebuild any improvements on any Leased Property or on any property appurtenant thereto, or to make any repairs, replacements, alterations, restorations or renewals of any nature or description to any Leased Property, whether ordinary or extraordinary, structural or non-structural, foreseen or unforeseen, or upon any adjoining property, whether to provide lateral or other support for any Leased Property or abate a nuisance affecting any Leased Property, or otherwise, or to make any expenditure whatsoever with respect thereto, in connection with the Lease, or to maintain any Leased Property in any way. Tenant hereby waives, to the extent permitted by law, any right provided by law, but not provided by the terms of this Lease, to make repairs at the expense of Landlord.

          9.1.4 Nothing contained in this Lease shall be construed as (a) constituting the consent or request of Landlord, expressed or implied, to any contractor, subcontractor, laborer, materialmen or vendor to or for the performance of any labor or services or the furnishing of any materials or other property for the construction, alteration, addition, repair or demolition of or to any Leased Property or any part thereof, or (b) giving Tenant any right, power or permission to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Landlord in respect thereof or to make any agreement that may create, or in any way be the basis for any right, title, interest, lien, claim or other encumbrance upon the estate of Landlord in any Leased Property or any portion thereof. Landlord shall have the right to give, record and post, as appropriate, notices of non-responsibility under any mechanics' and construction lien laws now or hereafter existing.

          9.1.5 Tenant shall, from time to time as and when needed, replace with Replacement Property any of the Fixtures or Personal Property (except Tenant's Personal Property that is not integral to the use of the respective Facilities for their Primary Intended Use) which shall have (a) become worn out, obsolete or unusable for the purpose for which it is intended (if such Fixtures or Personal Property continues to be necessary), (b) been the subject of a Taking (in which event Tenant shall be entitled to that portion of any Award made therefor), or (c) been lost, stolen or damaged or destroyed; provided, however, that the Replacement Property shall (i) be in good operating condition, (ii) be of a quality reasonably equivalent to that of the Replaced Property and (iii) be suitable for a use which is the same or similar to that of the Replaced Property. Tenant shall repair at its sole cost and expense all damage to the applicable Leased Property caused by the removal of Replaced Property or other personal property of Tenant or the installation of Replacement Property. All Replacement Property shall become the property of Landlord and shall become Fixtures or Landlord's Personal Property, as the case may be, to the same extent as the Replaced Property had been. Upon Landlord's written request Tenant shall with reasonable promptness cause to be executed and delivered to Landlord an invoice, bill of sale or other appropriate instrument evidencing the transfer or assignment to Landlord of all estate, right, title and interest (other than the leasehold estate created hereby) of Tenant or any other Person in and to any Replacement Property which, by operation of this Section 9.1.5, constitutes Fixtures or Landlord's Personal Property, and the cost of which exceeds Twenty Five Thousand Dollars ($25,000), free from all liens and other exceptions to title, and Tenant shall pay all taxes, fees, costs and other expenses that may become payable as a result thereof.

          9.1.6 Upon the expiration or earlier termination of the Term, Tenant shall vacate and surrender the Leased Property leased by it to Landlord as a fully equipped, licensed health care facility, with all equipment required by the laws of the State to maintain its then current license, and shall assign and transfer to Landlord (or to another Person designated by Landlord) the Facility Trade Names (excluding the words "Integrated," "IHS" and any variants thereof from such trade names), local telephone numbers, local electronic mail and "Internet" addresses, if any, under which the Facilities are then conducting business, and all Facility- specific licenses, permits and rights to do business of every kind (subject to such governmental approvals as may be required), patient admission agreements and records, supplier and operator contracts, a copy of all then-current data maintained by Tenant in writing or recorded on computer media with respect to the business of the applicable Facility and all computer software necessary to access and manipulate such data. Tenant shall not be required to transfer proprietary software to Landlord, but shall cause the data it is to transfer to Landlord to be transferred to Landlord, without charge. At the expiration of the Term or the sooner termination of this Lease, the Leased Properties, including all Leased Improvements, Fixtures and Landlord's Personal Property, shall be returned to Landlord in good operating condition, ordinary wear and tear, Taking and casualty damage that Tenant is not required by this Lease to repair or restore, excepted, and except as repaired, rebuilt, restored, altered or added to as permitted or required by the provisions of this Lease. Notwithstanding anything to the contrary in this Lease, not more than fifty percent (50%) of the value of the Personal Property returned to Landlord as required herein may at the time of such return be subject to Purchase Money Financing, and at the time of such return Tenant shall assign to Landlord all of its right, title and interest in and to such any and all documents evidencing such Purchase Money Financing.

     9.2 ENCROACHMENTS, RESTRICTIONS, ETC. Except in the case of Permitted Encumbrances, if any of the Leased Improvements (other than as existing on the Commencement Date), at any time encroaches in a material adverse manner upon any property, street or right-of-way adjacent to any Leased Property, or materially violates the agreements or conditions contained in any lawful restrictive covenant or other agreement affecting any Leased Property or any part thereof, or materially impairs the rights of others under any easement or right-of-way to which any Leased Property is subject, then promptly upon the request of Landlord or at the behest of any person legitimately affected by any such encroachment, violation or impairment, Tenant shall, at its expense, either (a) obtain valid and effective waivers or settlements of all claims, liabilities and damages resulting from each such encroachment, violation or impairment, or (b) make such changes to the Leased Improvements, and take such other actions, as are reasonably practicable, to remove such encroachment, and to end such violation or impairment, including, if necessary, the alteration of any of the applicable Leased Improvements, and in any event take all such actions as may be necessary in order to be able to continue the operation of the applicable Leased Property for the Primary Intended Use substantially in the manner and to the extent the applicable Leased Property was operated prior to the assertion of such violation, impairment or encroachment.


                                   ARTICLE 10

                            ALTERATIONS AND ADDITIONS

     10.1 CONSTRUCTION OF ALTERATIONS AND ADDITIONS TO LEASED PROPERTY. Tenant shall not make or permit to be made any alterations, improvements or additions of or to the Leased Property leased by it or any part thereof, other than non-structural alterations having no material effect on the roof, foundation, utility systems or structure, unless and until Tenant has caused plans and specifications therefor to have been prepared, at Tenant's expense, by a licensed architect and submitted to Landlord at least thirty (30) days (ninety
(90) days, if such alterations, improvements or additions are reasonably estimated to cost more than the Approval Threshold) in advance of the commencement of construction, and has obtained Landlord's written approval thereof. Landlord shall have the right to require that, prior to the commencement of construction of any alterations, improvements or additions as to which its approval is required hereunder, Tenant also provide Landlord with reasonable assurance of the payment of the cost thereof and, if the cost thereof is in excess of the Approval Threshold, Tenant shall comply with Landlord's requirements with respect to the periodic delivery of lien waivers and evidence of payment for such cost. If such approval is granted, Tenant shall cause the work described in such approved plans and specifications to be performed, at its expense, promptly, and in a good, workerlike manner by licensed contractors and in compliance with applicable governmental and Insurance Requirements and Legal Requirements and the standards set forth in this Lease, which improvements shall in any event constitute a complete architectural unit (if applicable) in keeping with the character of the applicable Leased Property and the area in which the applicable Leased Property is located and which will not diminish the value of the applicable Leased Property or change the Primary Intended Use of the applicable Leased Property. Tenant shall be responsible for the completion of such improvements in accordance with the plans and specifications approved by Landlord, and shall promptly correct any failure with respect thereto. Each and every such improvement, alteration or addition shall immediately become a part of the applicable Leased Property and shall belong to Landlord subject to the terms and conditions of this Lease. Tenant shall not have any claim against Landlord at any time in respect of the cost or value of any such improvement, alteration or addition. There shall be no adjustment in the Base Rent and Earn Out Rent (if any) by reason of any such improvement, alteration or addition, unless such improvement, alteration or addition is financed by Landlord. With Landlord's consent, expenditures made by a Tenant pursuant to this Article 10 may be included as capital expenditures for purposes of inclusion in the capital expenditures budget for the applicable Facility and for measuring compliance with the obligations of Tenant set forth in Section 8.3.1.1 hereof.

     10.2 ASBESTOS REMOVAL FOR ALTERATIONS AND ADDITIONS. In connection with any alteration other than removal pursuant to the Escrow Agreement which involves the removal, demolition or disturbance of any asbestos-containing material, Tenant shall cause to be prepared at its expense a full asbestos assessment applicable to such alteration, and shall carry out such asbestos monitoring and maintenance program as shall reasonably be required thereafter in light of the results of such assessment.


                                   ARTICLE 11

                                REMOVAL OF LIENS

     Without the consent of Landlord, and except as expressly provided elsewhere herein, Tenant shall not directly or indirectly create or allow to remain, and within thirty (30) business days after notice thereof shall promptly discharge at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, and any attachment, levy, claim or encumbrance in respect of the Rent, excluding (a) Permitted Encumbrances, (b) Mechanics Liens for sums not yet due, (c) liens created by the acts or omissions of Landlord, and (d) Mechanics Liens which Tenant is contesting (provided that the aggregate amount of such contested liens shall not exceed one months' Base Rent allocable to the Facility in question).

                                   ARTICLE 12

                       CONTEST OF LEGAL REQUIREMENTS, ETC.

     12.1 PERMITTED CONTESTS. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's sole cost and expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity of any Imposition, Legal Requirement, Insurance Requirement or Claim not otherwise permitted by Article 11, but this shall not be deemed or construed in any way as relieving, modifying or extending Tenant's covenants to pay or to cause to be paid any such charges at the time and in the manner as in this Lease provided, nor shall any such legal proceedings operate to relieve Tenant from its obligations hereunder and or cause the sale of any Leased Property, or any part thereof, to satisfy the same or cause Landlord or Tenant to be in default under any Encumbrance or in violation of any Legal Requirements or Insurance Requirements upon any Leased Property or any interest therein. Upon request of Landlord, if the claim exceeds the Approval Threshold, Tenant shall either (a) provide a bond, letter of credit or other assurance reasonably satisfactory to Landlord that all Claims, together with interest and penalties, if any, thereon, will be paid, or (b) deposit within the time otherwise required for payment with a bank or trust company selected by Landlord as trustee, as security for the payment of such Claims, money in an amount sufficient to pay the same, together with interest and penalties in connection therewith, and all Claims which may be assessed against or become a Claim on the applicable Leased Property, or any part thereof, in said legal proceedings. Tenant shall furnish Landlord and any lender to Landlord and any other party entitled to assert or enforce any Legal Requirements or Insurance Requirements with evidence of such deposit within five (5) days of the same. Landlord agrees to join in any such proceedings if the same be required to legally prosecute such contest of the validity of such Claims; provided, however, that Landlord shall not thereby be subjected to any liability for the payment of any costs or expenses in connection with any such proceedings; and Tenant covenants to indemnify and save harmless Landlord from any such costs or expenses, including but not limited to attorney's fees incurred in any arbitration proceeding, trial, appeal and post-judgment enforcement proceedings. Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord and for which Landlord has been fully reimbursed. If Tenant fails to pay or satisfy the requirements or conditions of any Claims when finally determined to be due or to provide the security therefor as provided in this paragraph and to diligently prosecute any contest of the same, Landlord may, upon thirty (30) days advance written Notice to Tenant, pay such charges or satisfy such claims together with any interest and penalties and the same (or the cost thereof) shall be repayable by Tenant to Landlord forthwith as Additional Charges. If Landlord reasonably determines that a shorter period is necessary in order to prevent loss to the applicable Leased Property or avoid damage to Landlord, then Landlord shall give such written Notice as is practical under the circumstances.

     12.2 LANDLORD'S REQUIREMENT FOR DEPOSITS. Upon and at any time after an Event of Default, and regardless of whether or not Tenant subsequently cures such Event of Default, Landlord, in its sole discretion, shall be entitled to require Tenant to pay monthly a pro rata portion of the amounts required to comply with the Insurance Requirements, any Imposition and any Legal Requirements, and when such obligations become due, Landlord shall pay them (to the extent of the deposit). If sufficient funds have not been deposited to cover the amount of the obligations due at least thirty (30) days in advance of the due date, Tenant shall forthwith deposit the same with Landlord upon written request from Landlord. Landlord shall deposit such funds in a separate interest-bearing account and shall not commingle such deposited funds with its other funds, and Tenant shall be entitled to all interest paid on any deposit so held by Landlord unless and except to the extent that Landlord, having the right to do so by the terms of this Lease, applies such interest to Tenant's obligations hereunder. Upon an Event of Default under this Lease, any of the funds remaining on deposit may be applied under this Lease, in any manner and on such priority as is determined by Landlord and after five (5) days Notice to Tenant.


                                   ARTICLE 13

                                    INSURANCE

     13.1 GENERAL INSURANCE REQUIREMENTS. During the Term, Tenant shall at all times keep the Leased Property, and all property located in or on the applicable Leased Property, including all Personal Property, insured with the kinds and amounts of insurance described below. This insurance shall be written by companies authorized to do insurance business in the State. All such policies provided and maintained during the Term shall be written by companies having a rating classification of not less than "A-VI" and a financial size category of "Class X," according to the then most recent issue of Best's Key Rating Guide. The policies (other than Workers' Compensation policies) shall name Landlord as an additional insured. Losses shall be payable to Landlord and Tenant and disbursed as provided in Article 14. Tenant shall pay when due all of the premiums for the insurance required hereunder, and deliver certificates thereof (in form and substance reasonably satisfactory to Landlord) to Landlord prior to their effective date, or, with respect to any renewal policy, prior to the expiration of the existing policy. In the event of the failure of Tenant either to effect such insurance as herein called for or to pay the premiums therefor, or to deliver such certificates thereof to Landlord at the times required, Landlord shall be entitled, but shall have no obligation, to effect such insurance and pay the premiums therefor when due, which premiums shall be repayable to Landlord upon written demand therefor as Rent, and failure to repay the same within thirty (30) days after Notice shall constitute an Event of Default. The policies on each Leased Property, including the Leased Improvements and Fixtures, and on the Personal Property, shall insure against the following risks:

          13.1.1 Loss or damage by fire, vandalism and malicious mischief, earthquake (if available at commercially reasonable rates) and extended coverage perils commonly known as

"Special Risk," and all physical loss perils normally included in such Special Risk insurance, including but not limited to sprinkler leakage, in an amount not less than ninety percent (90%) of the then full replacement cost thereof (as defined in Section 13.2 hereof);

          13.1.2 Loss or damage by explosion of steam boilers, pressure vessels or similar apparatus, now or hereafter installed in the applicable Facility;

          13.1.3 Loss of rental included in a business income or rental value insurance policy covering risk of loss during reconstruction necessitated by the occurrence of any of the hazards described in Sections 13.1.1 or 13.1.2 hereof (but in no event for a period of less than twelve (12) months) in an amount sufficient to prevent either Landlord or Tenant from becoming a co-insurer;

          13.1.4 Claims for personal injury or property damage under a policy of commercial general public liability insurance with a combined single limit per occurrence in respect of bodily injury and death and property damage of One Million Dollars ($1,000,000), and an aggregate limitation of Three Million Dollars ($3,000,000), which insurance shall include contractual liability insurance;

          13.1.5 Claims arising out of professional malpractice in an amount not less than One Million Dollars ($1,000,000) for each occurrence and an aggregate limit of Three Million Dollars ($3,000,000);

          13.1.6 Flood (when the applicable Leased Property is located in whole or in part within a designated flood plain area) and such other hazards and in such amounts as may be customary for comparable properties in the area;

          13.1.7 During such time as Tenant is constructing any improvements, Tenant, at its sole cost and expense, shall carry or cause to be carried (a) workers' compensation insurance and employers' liability insurance covering all persons employed in connection with the improvements in statutory limits, (b) a completed operations endorsement to the commercial general liability insurance policy referred to above, and (c) builder's risk insurance, completed value form, covering all physical loss, in an amount and subject to policy conditions reasonably satisfactory to Landlord;

          13.1.8 Tenant shall procure, and at all times during the Term of this Lease shall maintain, a policy of primary automobile liability insurance with limits of One Million Dollars ($1,000,000) per occurrence for owned and non-owned and hired vehicles; and

          13.1.9 If Tenant chooses to carry umbrella liability coverage to obtain the limits of liability required hereunder, all such policies must cover in the same manner as the primary commercial general liability policy and must contain no additional exclusions or limitations materially different from those of the primary policy.

     13.2 REPLACEMENT COST. The term "full replacement cost" means the actual replacement cost of the applicable Leased Improvements, Fixtures and Landlord's Personal Property, including an increased cost of construction endorsement, less exclusions provided in the standard form of fire insurance policy. In all events, full replacement cost shall be an amount sufficient that neither Landlord nor Tenant is deemed to be a co-insurer of the applicable Leased Property. If Landlord in good faith believes that full replacement cost (the then replacement cost less such exclusions) of any Leased Property has increased at any time during the Term, it shall have the right, upon Notice to Tenant, to have such full replacement cost reasonably redetermined by an Impartial Appraiser. The determination of the Impartial Appraiser shall be final and binding on Landlord and Tenant, and Tenant shall forthwith adjust the amount of the insurance carried pursuant to this Section, as the case may be, to the amount so determined by the Impartial Appraiser. Landlord and Tenant shall each pay one-half of the fee, if any, of the Impartial Appraiser.

     13.3 WORKER'S COMPENSATION INSURANCE. Tenant shall at all times maintain workers' compensation insurance coverage for all persons employed by Tenant on the applicable Leased Property to the extent required under and in accordance with applicable law.

     13.4 WAIVER OF LIABILITY; WAIVER OF SUBROGATION. Landlord shall have no liability to Tenant, and, provided Tenant carries the insurance required by this Lease, Tenant shall have no liability to Landlord, regardless of the cause, for any loss or expense resulting from or in connection with damage to or the destruction or other loss of any Leased Property or Tenant's Personal Property, and no party will have any right or claim against the other for any such loss or expense by way of subrogation. Each insurance policy carried by Landlord or Tenant covering any Leased Property and Tenant's Personal Property, including without limitation, contents, fire and casualty insurance, shall expressly waive any right of subrogation on the part of the insurer, if such a waiver is commercially available. Tenant shall pay any additional costs or charges for obtaining such waivers.

     13.5 OTHER REQUIREMENTS. The form of all of the policies of insurance referred to in this Article shall be the standard forms issued by the respective insurers meeting the specific requirements of this Lease. The property loss insurance policy shall contain a Replacement Cost Endorsement. If Tenant obtains and maintains the professional malpractice insurance described in Section 13.1.5 hereof on a "claims-made" basis, Tenant shall provide continuous liability coverage for claims arising during the Term either by obtaining an endorsement providing for an extended reporting period reasonably acceptable to Landlord in the event such policy is canceled or not renewed for any reason whatsoever, or by obtaining "tail" insurance coverage converting the policies to "occurrence" basis policies providing coverage for a period of at least three (3) years beyond the expiration of the Term. Tenant shall cause each insurer mentioned in this

Article 13 to agree, by endorsement on the policy or policies issued by it, or by independent instrument furnished to Landlord, that it will give to Landlord at least thirty (30) days' written notice before the policy or policies in question shall be materially altered or canceled. If requested by Landlord, and if available at a commercially reasonable cost, all public liability and property damage insurance shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recovery under said policies for any loss, damage, or injury to Landlord, its servants, agents and employees by reason of the negligence of Tenant or Landlord.

     13.6 INTENTIONALLY OMITTED.

     13.7 BLANKET POLICY. Notwithstanding anything to the contrary contained in this Article 13, Tenant's obligations to carry the insurance provided for herein may be brought within the coverage of a so-called blanket policy or policies of insurance carried and maintained by Tenant; provided, however, that the coverage afforded Landlord will not be reduced or diminished or otherwise be materially different from that which would exist under a separate policy meeting all other requirements hereof by reason of the use of the blanket policy, and provided further that the requirements of this Article 13 are otherwise satisfied, and provided further that Tenant maintain specific allocations acceptable to Landlord.

     13.8 NO SEPARATE INSURANCE.

          13.8.1 Tenant shall not, on its own initiative or pursuant to the request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, to be furnished by, or which may reasonably be required to be furnished by, Tenant, or increase the amount of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including in all cases Landlord, are included therein as additional insureds, and the loss is payable under said insurance in the same manner as losses are payable under this Lease.

          13.8.2 Nothing herein shall prohibit Tenant from (a) securing insurance required to be carried hereby with higher limits of liability than required in this Lease, (b) securing umbrella policies or (c) insuring against risks not required to be insured pursuant to this Lease, and as to such insurance, Landlord need not be included therein as an additional insured, nor must the loss thereunder be payable in the same manner as losses are payable under this Lease. Tenant shall immediately notify Landlord of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance.

                                   ARTICLE 14

                                  CASUALTY LOSS

     14.1 INSURANCE PROCEEDS. All Net Proceeds payable under any risk policy of insurance required by Article 13 of this Lease, whether or not paid directly to Landlord and/or Tenant, shall promptly be deposited with or paid over to an insurance company, title insurance company or other financial institution reasonably selected by Landlord and disbursed as provided in this Lease. If no Event of Default has occurred and is continuing, the Net Proceeds shall be made available for restoration or repair, as the case may be, of any damage to or destruction of the applicable Leased Property or any portion thereof as provided in Section 14.10 hereof; provided, however, that, within fifteen (15) days of the receipt of the Net Proceeds, Landlord and Tenant shall agree as to the portion thereof attributable to the Tenant's Personal Property (and failing such shall submit the matter to arbitration pursuant to the provisions of this Lease) and those Net Proceeds which the parties agree are payable by reason of any loss or damage to any of Tenant's Personal Property shall be disbursed to Tenant.

     14.2 RESTORATION IN THE EVENT OF DAMAGE OR DESTRUCTION.

          14.2.1 If any Leased Improvements are totally or partially damaged or destroyed and the Facility thereon is thereby rendered Unsuitable for its Primary Intended Use, Tenant shall give Landlord Notice of such damage or destruction within fifteen (15) Business Days of the occurrence thereof. Within ninety (90) days of such occurrence, Tenant shall commence and thereafter diligently proceed to complete the restoration of the damaged or destroyed Leased Improvements to substantially the same (or better) condition as that which existed immediately prior to such damage or destruction.

          14.2.2 If any Leased Improvements are totally or partially damaged or destroyed, but the Facility thereon is not thereby rendered Unsuitable for its Primary Intended Use, Tenant shall give Landlord Notice of such damage or destruction within fifteen (15) Business Days of the occurrence thereof, and, within ninety (90) days of the occurrence, Tenant shall commence and thereafter diligently proceed to restore the Leased Improvements within the Reconstruction Period to substantially the same (or better) condition as that which existed immediately prior to such damage or destruction.

          14.2.3 No such damage or destruction shall terminate this Lease as to the affected Facility; provided, however, that if Tenant, after diligent effort, cannot within a reasonable time obtain all necessary government approvals, including building permits, licenses, conditional use permits and any certificates of need, in order to be able to perform all required repair and restoration work and thereafter to operate the Leased Improvements for the Primary Intended Use thereof in substantially the same manner as that existing immediately prior to such damage or destruction, Tenant shall purchase the
Facility  of  Leased   Property  on  which  the  damaged  or
destroyed Leased Improvements are located for the Facility Purchase Price, which shall be determined as of the day of the damage or destruction.

     14.3 INTENTIONALLY OMITTED.

     14.4 TENANT'S PERSONAL PROPERTY. All insurance proceeds payable by reason of any loss of or damage to any of Tenant's Personal Property shall be paid to Tenant.

     14.5 RESTORATION OF TENANT'S PROPERTY. If Tenant is required to restore the Leased Property as provided in Section 14.2 hereof, Tenant shall also restore or replace all alterations and improvements made by Tenant and all of the Personal Property, to the extent required to maintain the then current license of the applicable Leased Property.

     14.6 NO ABATEMENT OF RENT. Except as to any Facility or Leased Property purchased by Tenant pursuant to this Article 14, as to which this Lease shall terminate upon the closing of such purchase, this Lease shall remain in full force and effect and Tenant's obligation to pay Rent shall continue without abatement during any period required for repair and restoration (except to the extent that any insurance proceeds for loss of rental shall have been paid directly to Landlord).

     14.7 CONSEQUENCES OF PURCHASE OF DAMAGED LEASED PROPERTY. If Tenant purchases a damaged Facility or Leased Property pursuant to the provisions of this Article 14, this Lease shall terminate as to such Facility upon payment of the price set forth herein, Landlord shall remit to Tenant any and all Net Proceeds pertaining to the purchased Facility or Leased Property, and the Base Rent shall be reduced by the Facility Rental Value of the purchased Facility or Leased Property, determined as of the day prior to the date of the damage or destruction to such Facility.

     14.8 DAMAGE NEAR END OF TERM.  Notwithstanding  any  provisions  of Section
14.2 hereof, if damage to or destruction of any Leased Improvements occurs during the last twelve (12) months of the Term of this Lease, and if, as reasonably estimated by a qualified construction consultant selected by Tenant and approved by Landlord (which approval shall not unreasonably be withheld), such damage or destruction cannot be fully repaired and restored within six (6) months immediately following the date of loss, then Tenant shall have the option, which Tenant shall exercise by written notice to Landlord within thirty
(30) days of such damage or destruction, to (a) restore the damaged Facility or Leased Property within the remaining twelve (12) months of the Term of this Lease, or (b) to purchase the Facility or Leased Property on which the damaged or destroyed Leased Improvements are located from Landlord, within sixty (60) days following the date of the damage or destruction, for the Facility Purchase Price, which shall be determined as of the day prior to the date of the damage or destruction.

     14.9 WAIVER. Except as specifically provided elsewhere herein, Tenant hereby waives any statutory or common law rights of termination which may arise by reason of any damage to or destruction of any Facility.

     14.10 PROCEDURE FOR DISBURSEMENT OF INSURANCE PROCEEDS. If Tenant restores or repairs the damaged Facility or Leased Property pursuant to any Subsection of this Article 14, the restoration or repair shall be performed in accordance with the following procedures:

          (a) If the Net Proceeds exceed the Approval Threshold, the restoration or repair work shall be done pursuant to plans and specifications approved by Landlord (not to be unreasonably withheld or delayed), and Tenant shall cause to be prepared and presented to Landlord a certified construction statement, reasonably acceptable to Landlord, showing the total estimated cost of the restoration or repair.

          (b) The Construction Funds shall be made available to Tenant as the restoration and repair work progresses. If the Net Proceeds exceed the Approved Threshold, such funds shall be made available pursuant to certificates of an architect selected by Tenant that in the reasonable judgment of Landlord is qualified in the design and construction of health care facilities, or of the type of property for which the repair work is being done.

          (c) If the Net Proceeds exceed the Approval Threshold, there shall be delivered to Landlord, with such certificates, sworn statements and lien waivers from the general contractor and major subcontractors (i.e., those having contracts of One Hundred Thousand Dollars ($100,000) or more), in the form customary for the applicable State, in an amount at least equal to the amount of Construction Funds to be paid out to Tenant pursuant to each architect's certificate and dated as of the date of the disbursement to which they relate.

          (d) There shall be delivered to Landlord such other evidence as Landlord may reasonably request, from time to time, during the restoration and repair, as to the progress of the work, compliance with the approved plans and specifications, the cost of restoration and repair and the total amount needed to complete the restoration and repair.

          (e) There shall be delivered to Landlord such other evidence as Landlord may reasonably request, from time to time, showing that there are no liens against the applicable Leased Property arising in connection with the restoration and repair and that the cost of the restoration and repair at least equals the total amount of Construction Funds then disbursed to Tenant hereunder.

          (f) If the Construction Funds are at any time determined by Landlord not to be adequate for completion of the restoration and repair, Tenant shall demonstrate to

     Landlord, upon request, that Tenant has sufficient funds available to cover the difference, and shall disburse such funds pari passu with the Construction Funds.

          (g) The Construction Funds may be disbursed by the depository thereof to Tenant or, at Tenant's direction, to the persons entitled to receive payment thereof from Tenant, and such disbursement in either case may, at Landlord's discretion, reasonably exercised, be made directly or through a third party escrow agent, such as, but not limited to, a title insurance company, or its agent. Provided no Event of Default has occurred and is continuing, any excess Construction Funds shall be paid to Tenant upon completion of the restoration or repair.

          (h) If Tenant at any time fails to promptly and fully perform the conditions and covenants set out in subparagraphs (a) through (f) hereof, and the failure is not corrected within thirty (30) days of written Notice thereof, or if during the restoration or repair an Event of Default occurs hereunder, Landlord may, at its option, immediately cease making any further payments to Tenant for the restoration and repair.

          (i) Landlord may reimburse itself out of the Construction Fund for its reasonable and documented expenses of consultants, attorneys and its employee- inspectors incurred in administering the Construction Funds as hereinbefore provided.


                                   ARTICLE 15

                                     TAKINGS

     15.1 TOTAL TAKING. If title to the fee of the whole of any Facility or Leased Property shall be acquired by any Condemnor as the result of a Taking, this Lease shall cease and terminate as to such Facility or Leased Property as of the Date of Taking by said Condemnor, and the Base Rent payable by Tenant hereunder shall be reduced, as of the date the Lease shall have been so terminated as to such Facility or Leased Property, by the Facility Rental Value of the Facility taken.

     15.2 ALLOCATION OF PORTION OF AWARD. The Award made with respect to the Taking of all or any portion of any Leased Property or for loss of rent shall be the property of and payable to Landlord up to the sum of (a) all costs and expenses reasonably incurred and documented by Landlord in connection with the Taking, (b) any loss of Rent suffered by Landlord as a result of the Taking (except for any Rent accruing after the completion of a purchase by Tenant of the affected Facility upon a Partial Taking as hereinafter provided) and (c) in the case of a Taking of the entire Facility, the Facility Purchase Price as of the time possession is delivered to the Condemnor. To the extent that the laws of the State in which the applicable Facility is located permit Tenant to make a claim for Tenant's leasehold interest, moving expenses, loss of goodwill or business, and Tenant's claim does not have the effect, directly or indirectly, of reducing Landlord's claim, Tenant shall have the right to pursue such claim in the Taking proceeding and shall be entitled to the Award therefor. In any Taking proceedings, Landlord and Tenant shall each seek its own Award, at its own expense.

     15.3 PARTIAL TAKING. In the event of a Partial Taking of a Facility, Tenant shall commence and diligently proceed to restore the untaken portion of the Leased Improvements on the applicable Leased Property so that such Leased Improvements shall constitute a complete architectural unit (if applicable) of the same general character and condition (as nearly as may be possible under the circumstances) as the Leased Improvements existing immediately prior to such Partial Taking; provided, however, that if a Partial Taking renders a Facility Unsuitable for Its Primary Intended Use, Tenant shall have the right, exercisable by written notice to Landlord within thirty (30) days after such Partial Taking is final without appeal permitted, and before the Condemnor takes possession, to purchase the affected Facility for the Facility Purchase Price, which purchase shall be completed within sixty (60) days of such notice. Landlord shall contribute to the cost of restoration, or if Tenant elects to purchase the affected Facility, Landlord shall pay over to Tenant, any Award payable to Landlord for such Partial Taking; provided, however, that the amount of such contribution shall not exceed the cost of restoration. If (a) Tenant elects to restore the Facility and (b) no Event of Default is then continuing, then Landlord shall make the Award available to Tenant in the manner provided in
Section 14.10 hereof. The Base Rent shall be reduced by reason of such Partial Taking to an amount agreed upon by Landlord and Tenant, and if Landlord and Tenant cannot agree upon a new Base Rent, the new Base Rent amount shall be equal to the Base Rent prior to the Partial Taking, reduced in proportion to the reduction in the Fair Rental Value of the affected Facility of Leased Property resulting from the Partial Taking.

     15.4  TEMPORARY  TAKING.  In the event of a temporary  Taking of the Leased
Property or any part thereof that is for a period of less than six (6) months, this Lease shall not terminate with respect to the affected Leased Property, and the entire amount of any Award therefor shall be paid to Tenant. Upon the cessation of any such Taking of less than six (6) months, Tenant shall restore the Leased Property as nearly as may be reasonably possible to the condition existing immediately prior to such Taking. If any such Taking continues for six
(6) months or more, such Taking shall be considered a Taking governed by Sections 15.1 through 15.3 hereof, and the parties shall have the rights provided thereunder.


                                   ARTICLE 16

                        CONSEQUENCES OF EVENTS OF DEFAULT

     16.1 EVENTS OF DEFAULT. Upon the occurrence of an Event of Default, Landlord shall have the rights and remedies hereinafter provided (provided, however, that if an Event of Default is cured prior to the exercise of any remedies by Landlord, it shall cease to be such for purposes of this Lease).

     16.2 LANDLORD'S RIGHTS UPON TENANT'S DEFAULT. If an Event of Default occurs with respect to this Lease, Landlord may terminate this Lease by giving Tenant Notice, whereupon as provided herein, the Term of this Lease shall terminate and all rights of Tenant hereunder shall cease. The Notice provided for herein shall be in lieu of, and not in addition to, any notice required by the laws of the respective States in which the Leased Properties are located as a condition to bringing an action for possession of any of the Leased Properties or to recover damages under this Lease. In addition thereto, Landlord shall have all rights at law and in equity available as a result of Tenant's breach.

     16.3 LIABILITY FOR COSTS AND EXPENSES. Tenant will, to the extent permitted by law, be liable for the payment, as Additional Charges, of reasonable and documented costs of and expenses incurred by or on behalf of Landlord as a consequence of an Event of Default, including, without limitation, reasonable attorneys' fees (whether or not litigation is commenced, and if litigation is commenced, including fees and expenses incurred in appeals and post-judgment proceedings).

     16.4 CERTAIN REMEDIES. If an Event of Default has occurred, and whether or not this Lease has been terminated, Tenant shall, to the extent permitted by law, if required by Landlord so to do, immediately surrender to Landlord the Leased Properties and quit the same, and Landlord may enter upon and repossess the respective Leased Properties by legal process, and may remove Tenant and all other persons and any and all Personal Property from the respective Leased Properties, subject to rights of any residents or patients and to any requirement of law.

     16.5 DAMAGES. None of (a) the termination of this Lease pursuant to Section
16.1 hereof, (b) the repossession of any Leased Property, (c) the failure of Landlord to relet any Leased Property, (d) the reletting of all or any portion thereof or (e) the failure of Landlord to collect or receive any rentals due upon any reletting shall relieve Tenant of its liability and obligations hereunder, all of which shall survive such termination, repossession or reletting. In the event of any termination, Tenant shall forthwith pay to Landlord all Rent due and payable with respect to the Leased Properties to and including the date of the termination. At Landlord's option, as and for liquidated and agreed current damages for Tenant's default, Tenant shall also forthwith pay to Landlord:

     (i) the sum of:

          (A) the Worth at the Time of the Award of the amount by which the unpaid Rent which would have been earned after termination until the time of the award exceeds the aggregate Rental Value of the Leased Properties for such period, and

          (B) the Worth at the Time of the Award of the amount by which the unpaid Rent for the balance of the Term after the time of the award exceeds the aggregate Rental Value of the Leased Properties for such period, and

          (C) any other amount necessary to compensate Landlord for all the damage proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course would be likely to result therefrom; or

     (ii) without termination of Tenant's right to possession of the respective Leased Properties, each installment of the Rent and other sums payable by Tenant to Landlord under this Lease as the same becomes due and payable, which Rent and other sums shall bear interest at the Overdue Rate from the date when due until paid, and Landlord may enforce, by action or otherwise, any other term or covenant of this Lease.

     16.6 WAIVER. If this Lease is terminated pursuant to Section 16.2 hereof, Tenant waives the benefit of any laws now or hereafter in force exempting property from liability for rent or for debt.

     16.7 APPLICATION OF FUNDS. Any payments received by Landlord during the existence or continuance of any Event of Default (and any payment made to Landlord rather than Tenant due to the existence of an Event of Default), including rentals received upon any reletting, shall be applied to Tenant's obligations in the order which Landlord may determine or as may be prescribed by the laws of the respective States in which the Leased Properties are located.


                                   ARTICLE 17

                    LANDLORD'S RIGHT TO CURE TENANT'S DEFAULT

     If Tenant fails to make any payment or to perform any act required to be made or performed under this Lease, and fails to cure the same within the relevant time periods provided in the definition of Event of Default in Section
2.1 hereof or elsewhere in this Lease, Landlord may (but shall not be obligated to), after five (5) days' prior Notice to Tenant (except in an emergency), and without waiving or releasing any obligation of Tenant or any Event of Default, at any time thereafter make such payment or perform such act for the account and at the expense of Tenant, and may, to the extent permitted by law, enter upon the respective Facilities for such purpose and take all such action thereon as, in Landlord's sole opinion, may be necessary or appropriate therefor. However, if Landlord reasonably determines that the giving of such Notice as is provided for in this Article or elsewhere in this Lease would risk loss to any Leased Property or cause damage to Landlord, then Landlord will give such Notice as is practical under the circumstances. No such entry shall be deemed an eviction of Tenant. All sums so paid by

Landlord and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with the interest provided for in Section 3.3 thereon from the date on which such sums or expenses are paid or incurred by Landlord, shall be paid by Tenant to Landlord on demand and shall constitute Additional Charges. The obligations of Tenant and rights of Landlord contained in this Article shall survive the expiration or earlier termination of this Lease.


                                   ARTICLE 18

                          CERTAIN ENVIRONMENTAL MATTERS

     18.1 PROHIBITION AGAINST USE OF HAZARDOUS SUBSTANCES. Tenant shall not permit, conduct or allow on any of the Leased Properties the generation, introduction, presence, maintenance, use, receipt, acceptance, treatment, manufacture, production, installation, management, storage, disposal or release of any Hazardous Substance, except for those types and quantities of Hazardous Substances ordinarily associated with the operation of the Leased Property as it is being conducted on the date of this Lease and except in compliance with Environmental Laws; provided, however, that the Permitted Environmental Conditions shall be permitted to remain in place.

     18.2 NOTICE OF ENVIRONMENTAL CLAIMS, ACTIONS OR CONTAMINATIONS. Tenant will notify Landlord, in writing, promptly upon learning of any existing, pending or threatened: (a) Regulatory Actions, (b) Contamination of any Leased Property,
(c) Third Party Claims or (d) violation of Environmental Law.

     18.3 COSTS OF REMEDIAL ACTIONS WITH RESPECT TO ENVIRONMENTAL MATTERS. If any investigation and/or Clean-Up of any Hazardous Substance or other environmental condition on, under, about or with respect to any Leased Property is required by any Environmental Law and by the terms of this Lease is within the scope of Tenant's responsibility, then Tenant shall complete, at its own expense, such investigation and/or Clean-Up or cause each person responsible for any of the foregoing to conduct such investigation and/or Clean-Up.

     18.4 DELIVERY OF ENVIRONMENTAL DOCUMENTS. If and to the extent not delivered to Landlord prior to the date of this Lease, Tenant shall deliver to Landlord complete copies of any and all Environmental Documents that may now be in, or at any time hereafter come into, the possession of Tenant.

     18.5 ENVIRONMENTAL AUDIT. At Landlord's expense, Tenant shall from time to time, but in no case more often than annually, after Landlord's request therefor, provide to Landlord an Environmental Audit with respect to each of the Leased Properties. All tests and samplings in connection with an Environmental Audit shall be conducted using generally accepted and scientifically valid technology and methodologies. Tenant shall give the engineer or environmental consultant conducting the Environmental Audit reasonable access to the applicable Leased Property and to all records in the possession of Tenant that may indicate the presence (whether current or past) or a Release or threatened Release of any Hazardous Substances on, in, under or about the applicable Leased Property. Tenant shall also provide the engineer or environmental consultant an opportunity to interview such persons employed in connection with the applicable Leased Property as the engineer or consultant deems appropriate. However, Landlord shall not be entitled to request such Environmental Audit from Tenant unless (a) there have been any material changes, modifications or additions to any Environmental Laws as applied to or affecting the applicable Leased Property; (b) a significant change in the condition of the applicable Leased Property has occurred; or (c) Landlord has another reasonable basis for requesting such certificate or certificates. If an Environmental Audit discloses the presence of Contamination at, or any noncompliance with Environmental Laws by, any Leased Property, Tenant shall immediately perform all of Tenant's obligations hereunder with respect to such Hazardous Substances or noncompliance.

     18.6 ENTRY ONTO LEASED PROPERTY FOR ENVIRONMENTAL MATTERS. If Tenant fails to provide to Landlord an Environmental Audit as contemplated by Section 18.5 hereof, Tenant shall permit Landlord from time to time, by its employees, agents, contractors or representatives, to enter upon the applicable Leased Property for the purposes of conducting such Investigations as Landlord may desire. Landlord and its employees, agents, contractors, consultants and/or representatives shall conduct any such Investigation in a manner which does not unreasonably interfere with Tenant's use of and operations on the applicable Leased Property (however, reasonable temporary interference with such use and operations is permissible if the Investigation cannot otherwise be reasonably and inexpensively conducted). Other than in an emergency, Landlord shall provide Tenant with prior notice before entering the applicable Leased Property to conduct such Investigation, and shall provide copies of any reports or results to Tenant, and Tenant shall cooperate fully in such Investigation.

     18.7 ENVIRONMENTAL MATTERS UPON TERMINATION OR EXPIRATION OF TERM OF THIS LEASE. Upon the termination or expiration of the Term of this Lease, Tenant shall cause the Leased Properties to be delivered to Landlord free of all Contamination the removal of which is recommended by the Phase I Environmental Survey (or the equivalent at the time) completed by the engineering firm chosen by the parties or otherwise selected as provided below, and in compliance with all Environmental Laws with respect thereto, except for those Permitted Environmental Conditions that are in compliance with all Environmental Laws in effect at the time of the termination of expiration of the Term of this Lease. At any time during (a) the three hundred sixty-five (365) days prior to, or the sixty (60) days subsequent to, the expiration of the original Term hereof, if Tenant has not given the notice required by Section 1.4 hereof in order to renew the Term or by the terms hereof is not entitled to renew the Term, or, if the original Term has been renewed, at any time during (b) the three hundred sixty-five (365) days prior to, or the sixty (60) days subsequent to, the expiration of the First Renewal Term hereof, if Tenant has not given the notice required by Section 1.5 hereof in order to renew the Term or by the terms hereof is not entitled to renew the Term, or, if this Lease is terminated upon the occurrence of an Event of Default, during (c) the sixty (60) days after the effective date of such termination, Landlord may by written notice to Tenant specify a Cleanup to be undertaken by Tenant (but not with respect to any Permitted Environmental Condition that is in compliance with all Environmental Laws in effect at the time of such notice), and upon receipt of such notice Tenant shall forthwith begin and with reasonable diligence complete such Cleanup; provided, however, that if Tenant in good faith disputes the need for such Cleanup on the grounds that it is not required by any then applicable Environmental Laws, Tenant may by written notice to Landlord demand an Environmental Audit of the Leased Property. The Environmental Audit demanded by Tenant shall be performed by one of the engineering firms listed on Exhibit H hereto or, if no such firms exist at the time, by an engineering firm succeeding to the practice of one of such firms. The question of whether or not a Cleanup is required by an applicable
Environmental Law, and, if so, the extent of such required Cleanup, shall be determined by the conclusions reached in the Environmental Audit conducted by the engineering firm so selected, and such determination shall be binding upon the parties. The cost of such Environmental Audit shall be borne by Landlord if the determination is that no Cleanup is required, or by Tenant if the determination is that a Cleanup is required. Tenant shall promptly at its expense complete any Cleanup determined by such process to be necessary.

     18.8 COMPLIANCE WITH ENVIRONMENTAL LAWS. Tenant shall comply with, and cause its agents, servants and employees to comply with Environmental Laws applicable to the respective Leased Properties. Specifically, but without limitation:

          (a) Maintenance of Licenses and Permits. Tenant shall obtain and maintain all permits, certificates, licenses and other consents and approvals required by any applicable Environmental Law from time to time with respect to Tenant and the Leased Property leased by it;

          (b) Contamination. No Tenant shall cause, suffer or permit any Contamination in, on, under or about any Leased Property;

          (c) Clean-Up. If Contamination occurs in, on, under or about any Leased Property during the Term, Tenant promptly shall cause the Clean-Up and the removal of any Hazardous Substance, and in any such case such Clean-Up and removal of the Hazardous Substance shall be effected in strict compliance with and in accordance with the provisions of the applicable Environmental Laws;

          (d) Discharge of Lien. Within forty-five (45) days of the date on which Tenant becomes aware of any lien imposed against any Leased Property or any part thereof under any Environmental Law (or, in the event that under the applicable Environmental Law, Tenant is unable, acting diligently, to do so within forty-five (45) days, then within such period as is required for Tenant, acting diligently, to do so), Tenant shall cause such lien to be discharged by payment, bond or otherwise;

          (e) Notification of Landlord. Tenant shall notify Landlord in writing promptly upon receipt by Tenant of notice of any breach or violation of any environmental covenant or agreement; and

          (f) Requests, Orders and Notices. Promptly upon receipt of any written request, order or other notice relating to any Declaratory Action, Contamination, Third Party Claims or Leased Property under any Environmental Law concerning the Leased Property, Tenant shall forward a copy thereof to Landlord.

     18.9 ENVIRONMENTAL RELATED REMEDIES. If, subject to Tenant's right of contest as set forth in Section 12.1 hereof, Tenant fails to perform any of its covenants with respect to environmental matters and if such breach is not cured within any applicable notice and/or grace period or within an additional thirty
(30) days after Landlord gives Notice to Tenant, Landlord may do any one or more of the following (the exercise of one right or remedy hereunder not precluding the simultaneous or subsequent taking of any other right hereunder):

          (a) Cause a Clean-Up. Cause the Clean-Up of any Contamination on or under the applicable Leased Property, or both, at Tenant's cost and expense; or

          (b) Payment of Regulatory Damages. Pay, on behalf of Tenant, any damages, costs, fines or penalties imposed on Tenant as a result of any Regulatory Actions; or

          (c) Payments to Discharge Liens. Make any payment on behalf of Tenant or perform any other act or cause any act to be performed which will prevent a lien in favor of any federal, state or local governmental authority from attaching to the applicable Leased Property or which will cause the discharge of any lien then attached to the applicable Leased Property; or

          (d) Payment of Third Party Damages. Pay, on behalf of Tenant, any damages, cost, fines or penalties imposed on Tenant as a result of any Third Party Claims; or

          (e) Demand of Payment. Demand that Tenant make immediate payment of all of the costs of such Clean-Up and/or exercise of the remedies set forth in this Section 18.9 incurred by Landlord and not theretofore paid by Tenant as of the date of such demand, whether or not such costs exceed the amount of Rent and Additional Charges that are otherwise to be paid pursuant to this Lease, and whether or not any court has ordered the Clean-Up, and payment of said costs shall become immediately due, without notice.


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



     18.10 ENVIRONMENTAL INDEMNIFICATION. Tenant shall and does hereby agree to indemnify, defend and hold harmless Landlord, its principals, officers, directors, agents and employees from and against each and every incurred and potential claim, cause of action, demand or proceeding, obligation, fine, laboratory fee, liability, loss, penalty, imposition, settlement, levy, lien removal, litigation, judgment, disbursement, expense and/or cost (including, without limitation, the cost of each and every Clean-Up and including, but not limited to, reasonable and documented attorneys' fees, consultants' fees, experts' fees and related expenses, capital, operating and maintenance costs, incurred in connection with (a) any investigation or monitoring of site conditions at any Leased Property, (b) the presence of any asbestos-containing materials in, on, under or about any Leased Property and (c) any Clean Up required or performed by any federal, state or local governmental entity or performed by any other entity or person because of the presence of any Hazardous Substance, Release, threatened Release or any Contamination on, in, under or about any Leased Property) which may be asserted against, imposed on, or suffered or incurred by each and every Indemnitee arising out of or in any way related to, or allegedly arising out of or due to any environmental matter, including, but not limited to, any one or more of the following:

          (i) Release Damage or Liability. The presence of Contamination in, on, at, under or near any Leased Property or migrating to any Leased Property from another location;

          (ii) Injuries. All injuries to health or safety (including wrongful death), or to the environment, by reason of environmental matters relating to the condition of or activities past or present on, at, in or under any Leased Property;

          (iii) Violations of Law. All violations, and alleged violations, of any Environmental Law by Tenant relating to any Leased Property or any activity on, in, at, under or near any Leased Property;

          (iv) Misrepresentation. All material misrepresentations relating to environmental matters in any documents or materials furnished by Tenant to Landlord and/or its representatives in connection with this Lease;

          (v) Event of Default. Each and every Event of Default hereunder relating to environmental matters;

          (vi) Lawsuits. Any and all lawsuits brought or threatened against any one or more of the Indemnitees, settlements reached and governmental orders relating to any Hazardous Substances at, on, in, under or near any Leased Property, and all demands or requirements of governmental authorities, in each case based upon or in any way related to any Hazardous Substances at, on, in or under any Leased Property; and


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



          (vii) Presence of Liens. All liens imposed upon any Leased Property and charges imposed on any Indemnitee in favor of any governmental entity or any person as a result of the presence, disposal, release or threat of release of Hazardous Substances at, on, in, from or under any Leased Property.

     If the matter that is the subject of a claim for indemnification by any Indemnitee pursuant to this Section 18.10 arises or is in connection with a claim, suit or demand filed by a third party, Tenant shall be entitled to defend against such Claim with counsel reasonably satisfactory to the applicable Indemnitee(s). The Indemnitee(s) may continue to employ counsel of its own, but such costs shall be borne by the Indemnitee(s) as long as Tenant continues to so defend. With respect to such Claims arising from third parties (A) if an Indemnitee declines to accept a bona fide offer of settlement that is recommended by Tenant, which settlement includes a full and complete release of such Indemnitee from the subject Claim, the maximum liability of Tenant arising from such claim shall not exceed that amount for which it would have been liable had such settlement been accepted, and
     (B) if an Indemnitee settles the subject Claim without the consent of Tenant, the maximum liability of Tenant under this Section arising from such Claim shall not exceed the fair and reasonable settlement value of such Claim.

     18.11 RIGHTS CUMULATIVE AND SURVIVAL. The rights granted Landlord under this Article are in addition to and not in limitation of any other rights or remedies available to Landlord hereunder or allowed at law or in equity. The obligations of Tenant to defend, indemnify and hold the Indemnitees harmless, as set forth in this Article, arising as a result of an act, omission, condition or other matter occurring or existing during the Term, whether or not the act, omission, condition or matter as to which such obligations relate is discovered during the Term, shall survive the expiration or earlier termination of the Term of this Lease.


                                   ARTICLE 19

                                HOLDOVER MATTERS

     19.1 HOLDING OVER. If Tenant remains in possession of a Leased Property after the expiration of the Term or earlier termination of this Lease, such possession shall be as a month-to-month tenant during which time Tenant shall pay as rental each month one and one-half times the aggregate of (a) one-twelfth of the aggregate Base Rent and Earn Out Rent (if any) payable with respect to the applicable Leased Property during the last Lease Year of the preceding Term, and (b) all Additional Charges accruing during the month with respect to the applicable Leased Property. Any interest, however, will be payable only at the rate provided in this Lease and shall not exceed the maximum rate allowed by law. During such period of month-to-month tenancy, Tenant shall be obligated to perform and observe all of the terms, covenants and conditions of this Lease, but shall have no rights hereunder other than the right, to the extent given by law to month-to-month tenancies, to continue its occupancy and use of the applicable Leased Property until the month-to-month tenancy is terminated. Nothing contained herein shall constitute the consent, express or implied, of Landlord to the holding over by Tenant after the expiration or earlier termination of this Lease.

     19.2 INDEMNITY. If Tenant fails to surrender a Leased Property in a timely manner and in accordance with the provisions of Section 9.1.6 hereof upon the expiration or termination of this Lease, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall indemnify and hold Landlord, its principals, officers, directors, agents and employees harmless from loss or liability resulting from such failure, including, without limiting the generality of the foregoing, loss of rental with respect to any new lease in which the rental payable thereunder exceeds any rental paid by Tenant pursuant to this Lease and any claims by any proposed new tenant founded on such failure. The provisions of this Section 19.2 shall survive the expiration or termination of this Lease.


                                   ARTICLE 20

                      SUBORDINATION; ATTORNMENT; ESTOPPELS

     20.1 SUBORDINATION. Upon written request of Landlord, Tenant will subordinate its rights pursuant to this Lease in writing (a) to the lien of any mortgage, deed of trust, security deed or the interest of any lease in which Landlord is the Tenant and to all modifications, extensions, substitutions thereof (or, at Landlord's option, cause the lien of said mortgage, deed of trust, security deed or the interest of any lease in which Landlord is the Tenant to be subordinated to this Lease), and (b) to all advances made or hereafter to be made thereunder. As a condition to each such subordination, Landlord shall deliver to Tenant a non-disturbance agreement providing inter alia that, if such mortgagee, beneficiary, security deed grantee or Landlord acquires any of the Leased Properties by way of foreclosure or deed in lieu, such mortgagee, beneficiary, security deed grantee or Landlord will not disturb Tenant's possession under this Lease and will recognize Tenant's rights hereunder provided this Lease has not been terminated under Section 16.2 hereof.

     20.2 ATTORNMENT. If any proceedings are brought for foreclosure, or if the power of sale is exercised under any mortgage, deed of trust or security deed made by Landlord encumbering any Leased Property, or if a lease in which Landlord is the Tenant is terminated, Tenant shall attorn to the purchaser or Landlord under such lease upon any foreclosure or deed in lieu thereof, sale or lease termination and recognize the purchaser or Landlord as Landlord under this Lease, provided that the purchaser or Landlord acquires and accepts the applicable Leased Property subject to, and upon the terms and conditions set forth in, this Lease.

     20.3 ESTOPPEL CERTIFICATE. Each of Landlord and Tenant agrees, upon not less than ten (10) days prior Notice from the other, to execute, acknowledge and deliver to the other an

Estoppel Certificate. It is intended that any Estoppel Certificate delivered pursuant hereto may be relied upon by Landlord, Tenant, any prospective tenant, subtenant, assignee or purchaser of the applicable Leased Property, any mortgagee or prospective mortgagee, or by any other party who may reasonably rely on such statement.


                                   ARTICLE 21

                                  RISK OF LOSS

     During the Term of this Lease, the risk of loss or of decrease in the enjoyment and beneficial use of any of the Leased Properties in consequence of the damage or destruction thereof by fire, the elements, casualties, thefts, riots, wars or otherwise, or in consequence of foreclosures, attachments, levies or executions (other than those caused by Landlord and those claiming from, through or under Landlord) is assumed by Tenant, and, in the absence of gross negligence, willful misconduct or material breach of this Lease by Landlord, Landlord shall in no event be answerable or accountable therefor nor shall any of the events mentioned in this Section entitle Tenant to any abatement of Rent under this Lease.


                                   ARTICLE 22

                                 INDEMNIFICATION

     22.1 INDEMNIFICATION. Subject to Section 13.4 hereof, notwithstanding the existence of any insurance or self-insurance provided for in Article 13 hereof, and without regard to the policy limits of such insurance or self-insurance, Tenant will, subject to Section 13.4 hereof, protect, indemnify, save harmless and defend Landlord, its principals, partners, officers, directors, shareholders, agents, and employees from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable and documented attorneys' fees and expenses), to the maximum extent permitted by law, whenever asserted, or incurred by or asserted against Landlord by reason of:

          (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about the Leased Property or adjoining sidewalks, including without limitation any claims of malpractice;

          (b) any use, misuse, non-use, condition, maintenance or repair by Tenant of any Leased Property;

          (c) the failure to pay Impositions which are the obligations of Tenant under this Lease;

          (d) any failure by Tenant to perform or comply with any of the terms of this Lease;

          (e) the nonperformance of any contractual obligation, express or implied, assumed or undertaken by Tenant or any party in privity with Tenant with respect to any Leased Property or any business or other activity carried on with respect to any Leased Property during the Term or thereafter during any time in which Tenant or any such other party is in possession of any Leased Property or thereafter to the extent that any conduct by Tenant or any such person (or failure of such conduct thereby if the same should have been undertaken during such time of possession and leads to such damage or loss) causes such loss or claim;

          (f) the use, operation, possession, or management of each of the Facilities by Tenant before or after the Commencement Date and during the Term of this Lease until the Lease Termination Date;

          (g) the breach by Tenant of any representation or warranty in this Lease;

          (h) any and all Claims accruing before or after the Commencement Date relating to any current or former employee, consultant or independent contractor of Tenant or any of the Facilities, including, but not limited to, the termination or discharge of any current or former employee, consultant, or independent contractor of Tenant or any of the Facilities before or after the Commencement Date, Claims under federal, state, or local laws, rules or regulations, accruing before or after the Commencement Date, related to wages, hours, fair employment practices, unfair labor practices, or other terms and conditions of employment and claims arising under the Worker Adjustment and Retraining Notification Act or any analogous state statute, or matters arising from any severance policy, claim, agreement or contract;

          (i) any and all Claims with respect to any qualified or non-qualified retirement or benefit plans or arrangements established before or after the Commencement Date involving any employee, consultant or independent contractor of Tenant or any of the Facilities;

          (j) Facilities which were decertified by Tenant during the Term of this Lease;

          (k) the removal of Tenant's Personal Property from any of the Facilities; and

          (l) the breach or failure by Tenant or any Facility Subtenant of any representation or warranty or the failure by Tenant or any Facility Subtenant to observe or perform any of the covenants, duties and obligations set forth on Exhibit G hereto and as required to be made or performed under Section 37.18 hereof.

Any amounts which become payable by Tenant under this Section shall be paid within thirty (30) days after liability therefor on the part of Tenant is finally determined by litigation or otherwise, and if not timely paid, shall bear interest (to the extent permitted by law) at the Overdue Rate from the date of such determination to the date of payment. Nothing herein shall be construed as indemnifying Landlord against its own grossly negligent acts or omissions or willful misconduct.

     22.2 SURVIVAL OF INDEMNIFICATION; TENANT RIGHT TO DEFEND LANDLORD. Tenant's liability under this Article shall survive any termination of this Lease. Tenant shall have the right (at Tenant's expense) to defend Landlord against any such claim by counsel reasonably acceptable to Landlord (who may also act as Tenant's counsel in the particular matter, provided Landlord's and Tenant's interests are coincident and not adverse to one another). Tenant shall apprise Landlord regularly as to the status of the particular matter.


                                   ARTICLE 23

                            LIMITATIONS ON TRANSFERS

     23.1 GENERAL PROHIBITION AGAINST TRANSFER. Tenant shall not Transfer its interest in this Lease or any Leased Property, except as specifically permitted by this Lease or consented to in advance by Landlord in writing. Except to the extent otherwise specified herein, the parties agree that Landlord may arbitrarily and unreasonably withhold its consent to any such request and no court shall imply any agreement by Landlord to act in a reasonable fashion. Any such attempted Transfer not specifically permitted by this Lease or otherwise approved by Landlord shall be null and void and of no force and effect; but in the event of any such Transfer, Landlord may collect rent and other charges from the Transferee and apply the amounts collected to the rent and other charges herein reserved, but no Transfer or collection of rent and other charges shall be deemed to be a waiver of Landlord's rights to enforce Tenant's covenants or the acceptance of the Transferee as Tenant, or a release of Tenant from the performance of any covenants on the part of Tenant to be performed. Notwithstanding any Transfer, Tenant and any Guarantor shall remain fully liable for the performance of all terms, covenants and provisions of this Lease, both before and after any such Transfer. Any violation of this Lease by any Transferee shall be deemed to be a violation of this Lease by Tenant.

     23.2 CORPORATE OR PARTNERSHIP TRANSACTIONS. If Tenant, Guarantor or the Manager is a corporation, then the merger, consolidation or reorganization of such corporation and/or the sale, issuance or transfer, cumulatively or in one transaction, of any voting stock by Tenant, Guarantor or the Manager or the stockholders of record of any of them as of the date of this Lease which results in a change in the voting control of Tenant, Guarantor or the Manager or the stockholders of record of any of them shall constitute a Transfer. If Tenant, Guarantor or the Manager is a joint venture, partnership or other association, then the transfer of or change in, cumulatively or in one transaction, voting control of or a twenty percent (20%) or greater interest in such Tenant, Guarantor or Manager within any five-year period, or the termination of such joint venture, partnership or other association, shall constitute a Transfer. Notwithstanding the foregoing, if there occurs a "change of control" with respect to Monarch, then the provisions of this Section shall only apply to matters involving Tenant and not Guarantor or the Manager. For purposes of this Section, a "change of control" shall mean a transaction or series of transactions whereby any Person or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder acquires beneficial ownership, directly or indirectly, of membership interests of Monarch (or other interests convertible into such membership interests) representing over fifty percent (50%) of the combined voting power of all membership interests of Monarch entitled to vote in the election of members of the Management Committee; provided, however, a "change of control" with respect to Monarch shall not include an initial public offering and sale of interests in Monarch pursuant to an effective registration statement under the Securities Act of 1933, as amended, if Robert N. Elkins continues thereafter as the Chairman of the Management Committee of Monarch or Chairman of the Board of Directors or Chairman of the Management Committee of any successor in interest of Monarch.

     23.3 PERMITTED SUBLEASES. Subject to Section 23.4 hereof, Tenant shall have the right to sublease up to ten percent (10%) of the floor area of a Facility in the ordinary course of the health care business being conducted in such Facility without Landlord's consent, and subject to Landlord's consent, which shall not unreasonably be withheld or delayed an additional ten percent (10%) of the floor area of such Facility.

     23.4 TRANSFERS TO A CONTROLLED ENTITY. Notwithstanding anything to the contrary herein contained, Tenant may without the prior consent of Landlord Transfer its interest herein to an entity Controlled by Lyric upon the condition that (a) such entity expressly and in writing assumes all of the obligations and liability of the Tenant hereunder, (b) such Transfer has no effect on the Lyric Guaranty and Lyric confirms in writing that the Lyric Guaranty remains unchanged and in full force and effect, (c) the stock of such entity (if a corporation) is at the time of the Transfer pledged to Landlord to secure performance of its obligations under this Lease, (d) all obligations of such entity to Lyric or any Affiliate of Lyric, and all Debt of such entity to any third party, are subordinated to its liability and obligations as Tenant hereunder and (e) without the consent of Landlord, no such Transfer shall release the Tenant named herein from liability hereunder.

     23.5 SUBORDINATION AND ATTORNMENT. Tenant shall insert in any sublease permitted by Landlord provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord hereunder, (b) if this Lease terminates before the expiration of such sublease, the subtenant thereunder will, at Landlord's option, attorn to Landlord and waive any right the subtenant may have to terminate the sublease or to surrender possession thereunder as a result of the termination of this Lease, and (c) if the subtenant receives a written Notice from Landlord or Landlord's assignee, if any, stating that an

Event of Default has occurred under this Lease, the subtenant shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such Notice or as such party may direct. All rentals received from the subtenant by Landlord or Landlord's assignees, if any, as the case may be, shall be credited against the amounts owing by Tenant under this Lease.

     23.6 SUBLEASE LIMITATION. Anything contained in this Lease to the contrary notwithstanding, even if a sublease of a Leased Property is permitted, Tenant shall not sublet the applicable Leased Property on any basis such that the rental to be paid by the subtenant thereunder would be based, in whole or in part, on either (a) the income or profits derived by the business activities of the subtenant, or (b) any other formula such that any portion of the sublease rental received by Landlord would fail to qualify as "rents from real property" within the meaning of Section 856(d) of the Code, or any similar or successor provision thereto. The parties agree that this Section shall not be deemed waived or modified by implication, but may be waived or modified only by an instrument in writing explicitly referring to this Section by number.

     23.7 FACILITY SUBLEASES PERMITTED. Landlord expressly consents to the Facility Subleases to the Facility Subtenants identified in Exhibit A hereto; provided, however, that any material modification or amendment of the terms thereof shall require the prior written approval of Landlord.


                                   ARTICLE 24

                            CERTAIN FINANCIAL MATTERS

     24.1 OFFICER'S CERTIFICATES AND FINANCIAL STATEMENTS. Tenant shall furnish to Landlord:

          (a) Quarterly Financials. As soon as available and in any event within fifty-five (55) days after the end of each calendar quarter, an unaudited operating statement for each of the Facilities for the period commencing at the end of the previous quarter and ending with the end of such quarter, together with an Officer's Certificate of Tenant stating that Tenant is not in default of any covenant set forth in Article 8 hereof, or if Tenant is in default, specifying all such defaults, the nature thereof and the steps being taken to remedy the same.

          (b) Annual Financials. As soon as available and in any event within one hundred twenty (120) days after the end of each Fiscal Year, a consolidated balance sheet of the Facility Subtenants and Tenant as at the end of such Fiscal Year and a consolidated operating statement for the Facilities for such Fiscal Year, in each case accompanied by (i) an opinion acceptable to Landlord of KPMG Peat Marwick or other independent public accountants of recognized standing reasonably acceptable to Landlord and
     (ii) an

     Officer's Certificate of Tenant stating that Tenant is not in default in the performance or observance of any of the terms of this Lease, or if Tenant is in default, specifying all such defaults, the nature thereof and the steps being taken to remedy the same.

          (c) Cost Reports. Upon the request of Landlord and no more than once in each calendar year, Tenant shall furnish to Landlord complete and accurate copies of the most recent annual Medicaid and Medicare cost reports for the Facilities and any and all amendments filed with respect to such reports and all responses, audit reports or inquiries with respect to each such report.

          (d) Licensing Agency Reports. Upon the reasonable request of Landlord and no more than once during any calendar year, Tenant shall furnish to Landlord a copy of the most recent federal and state agency surveys or report and any statement of deficiencies with respect to the Facilities, and within the time period required by the particular agency for furnishing a plan of correction, and without the need of any request from Landlord, Tenant shall also furnish to Landlord a copy of the plan of correction generated from such survey or report for the Facilities, and correct or cause to be corrected a deficiency, the curing of which is a condition of continued licensure or for full participation in Medicare and Medicaid for existing patients or for new patients to be admitted with Medicare or Medicaid coverage, by the date required for cure by such agency (plus extensions granted by such agency.)

          (e) Notices. Tenant shall require that each Facility Subtenant furnish to Landlord within ten (10) days from its receipt, and Tenant shall furnish to Landlord within ten (10) days from its receipt, any and all notices (regardless of form) from any licensing and/or certifying agency that a Facility's license or Medicare or Medicaid certification of a Facility is being revoked or suspended.

          (f) Patient Data. Within fifty-five (55) days of the end of each fiscal quarter and to the extent not included in the operating statements delivered pursuant to subsection (i), above, a statement of the actual patient days incurred for the quarter, together with quarterly census information for the Facilities as of the end of such quarter by patient-mix (i.e., private, Medicare, Medicaid and V.A.) of the Facilities.

          (g) Capital Budget. As soon as it is prepared in each Lease Year, a capital budget for the Facilities for that and the following Lease Year, for Landlord's information and not for approval;

          (h) Other Information. With reasonable promptness, such other information respecting the financial condition and affairs of Tenant, the Facility Subtenants and the Facilities as Landlord may reasonably request
     from  time  to  time,  including,   without
     limitation, any such other information as may be available to the administration of the Facilities; and

          (i) At times reasonably required by Landlord, and upon request as appropriate, audited year-end information and unaudited quarterly financial information concerning the Leased Properties, Tenant and the Facility Subtenants as Landlord may require for applicable on-going filings with the SEC, under both the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended, including, but not limited to, 10-Q Quarterly Reports, 10-K Annual Reports, 8- and registration statements which may be filed by Landlord during the Term of this Lease.

     24.2 PUBLIC OFFERING INFORMATION. Tenant specifically agrees that Landlord may include financial information and such information concerning the operation of the Facilities which does not violate the confidentiality of the facility-patient relationship and the physician-patient privilege under applicable laws, in offering memoranda or prospectuses, or similar publications in connection with syndications or public offerings of Landlord's securities or interests, and any other reporting requirements under applicable federal and State laws, including those of any successor to Landlord. Tenant agrees to provide such other reasonable information necessary with respect to Tenant and the applicable Leased Property to facilitate a public offering or to satisfy SEC or regulatory disclosure requirements. Landlord shall provide to Tenant a copy of any information prepared by Landlord to be so published, and Tenant shall have a reasonable period of time (not to exceed three (3) Business Days) after receipt of such information to notify Landlord of any corrections. Landlord shall protect, indemnify, save harmless and defend Tenant, its principals, officers, directors and agents and employees from and against all liabilities, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses), to the extent permitted by law, imposed upon or incurred by or asserted against them by a third party or parties as a result of the publication of any such audited financial statements by or at the direction of Landlord, but not against any such liabilities, claims, damages, penalties, causes of action, costs or expenses as may be suffered by Tenant, its principals, officers, directors and agents and employees in or as a result of any action or proceeding with respect to any such audited financial statement (a) in which a judgment is entered against IHS, Lyric, Tenant, any Seller ( as defined in the Facilities Purchase Agreement) or any principal, officer, director, agent or employee thereof, or
(b) is settled in whole or in part on the basis of a payment of Ten Thousand Dollars ($10,000) or more to the claimant or moving party in such proceeding by IHS, Lyric, Tenant, any Seller or any principal, officer, director, agent or employee thereof alone or in combination with any payment made by IHS, Lyric, Tenant, any Seller or any principal, officer, director, agent or employee thereof (and as to expenses previously paid by Landlord pursuant to the foregoing indemnity prior to an event described in (a) or (b), hereof, Tenant shall repay such expenses promptly after the event specified).

                                   ARTICLE 25

                               LANDLORD INSPECTION

     Tenant shall permit Landlord and its authorized representatives to inspect, during normal business hours, at least once per quarter per Lease Year (a) the respective Leased Properties and, (b) upon one Business Day's prior Notice, which Notice shall set forth a reasonable cause for such inspection, Tenant's books and records pertaining thereto (provided, however, that upon any Event of Default, such Notice need not set forth any cause for such inspection). Notwithstanding the foregoing, Landlord shall have the unlimited right to inspect any Leased Property, upon twenty-four (24) hours prior Notice, if any Leased Property is determined after a second inspection or review by an applicable governmental regulatory authority not to be in substantial compliance with applicable laws, rules and regulations which could result in a loss of the Leased Property's operating healthcare license, payment of a material monetary fine, penalty or judgment, termination of a provider agreement, restriction on new patient admissions or other material decertification; provided, however, Landlord may not inspect any Leased Property during the period that a governmental regulatory authority inspection or survey is being conducted at the Leased Property.


                                   ARTICLE 26

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 27

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 28

                             ACCEPTANCE OF SURRENDER

     No surrender to Landlord of this Lease or of the Leased Property or any part thereof, or of any interest therein, shall be valid or effective unless specifically agreed to and accepted in writing by Landlord, and no act by Landlord or any representative or agent of Landlord, other than such a specific written acceptance by Landlord, shall constitute an acceptance of any such surrender.

                                   ARTICLE 29

                          MERGER OF TITLE; PARTNERSHIP

     29.1 NO MERGER OF TITLE. There shall be no merger of this Lease or of the leasehold estate created thereby by reason of the fact that the same person, firm, corporation or other entity may acquire, own or hold, directly or indirectly, (a) the Lease or the leasehold estate created hereby or any interest in the Lease or such leasehold estate, and (b) the fee estate in any Leased Property.

     29.2 NO PARTNERSHIP. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture between Landlord and Tenant or to cause either party to be responsible in any way for the debts or obligations of the other or any other party, it being the intention of the parties that the only relationship hereunder is that of Landlord and Tenant.


                                   ARTICLE 30

                             CONVEYANCE BY LANDLORD

     If Landlord or any successor owner of any Leased Property conveys any Leased Property in accordance with the terms hereof other than as security for a debt, Landlord or such successor owner, as the case may be, shall thereupon be released from all future liabilities and obligations of Landlord under this Lease arising or accruing from and after the date of such conveyance, and all such future liabilities and obligations shall thereupon be binding upon the new owner, provided that the transferee gives Notice to Tenant that such transferee has received any funds in the hands of Landlord or the then grantor at the time of the transfer in which Tenant has an interest.


                                   ARTICLE 31

                                 QUIET ENJOYMENT

     So long as Tenant pays all Rent as it becomes due and complies with all of the terms of the Lease and performs its obligations thereunder, Tenant shall peaceably and quietly have, hold and enjoy the respective Leased Properties hereby leased for the Term, free of any claim or action by Landlord or anyone claiming by, through or under Landlord.


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



                                   ARTICLE 32

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 33

                                   APPRAISERS

     If it becomes necessary to determine the Fair Rental Value of any of the Leased Properties for any purpose of this Lease, Landlord and Tenant shall attempt to agree upon a single appraiser to make such determination. If Landlord and Tenant are unable to agree upon a single appraiser within thirty (30) days thereafter, then the party required or permitted to give Notice of such required determination shall include in the Notice the name of a person selected to act as appraiser on its behalf. Within ten (10) days after such Notice, Landlord (or Tenant, as the case may be) shall by Notice to Tenant (or Landlord, as the case may be) appoint a second person as appraiser on its behalf. The appraisers thus appointed, each of whom must be a member of the American Institute of Real Estate Appraisers (or any successor organization thereto) and experienced in appraising nursing home properties, shall, within forty-five (45) days after the date of the Notice appointing the first appraiser, proceed to appraise the applicable Leased Property to determine the Fair Rental Value of it as of the relevant date (giving effect to the impact, if any, of inflation from the date of their decision to the relevant date); provided, however, that if only one appraiser has been so appointed, or if two appraisers have been so appointed but only one such appraiser has made such deter mination within fifty (50) days after the making of Tenant's or Landlord's request, then the determination of such appraiser shall be final and binding upon the parties. If two appraisers have been appointed and have made their determinations within the respective requisite periods set forth above and if the difference between the amounts so determined does not exceed ten percent (10%) of the lesser of such amounts, then the Fair Rental Value shall be an amount equal to fifty percent (50%) of the sum of the amounts so determined. If the difference between the amounts so determined exceeds ten percent (10%) of the lesser of such amounts, then such two appraisers shall have twenty (20) days to appoint a third appraiser. If no such appraiser has been appointed within such twenty (20) day period or within ninety (90) days of the original request for a determination of Fair Rental Value, whichever is earlier, either Landlord or Tenant may apply to any court having jurisdiction to have such appointment made by such court. Any appraiser appointed by the original appraisers or by such court shall be instructed to determine the Fair Rental Value within forty-five (45) days after appointment of such appraiser. The determination of the appraiser which differs most in terms of dollar amount from the determinations of the other two appraisers shall be excluded, and the average of the sum of the remaining two determinations shall be final and binding upon Landlord and Tenant as the Fair Rental Value of the applicable Leased Property. Any such appraisal shall conform to FDIC or equivalent requirements and format.

         This provision for determining the Fair Rental Value by appraisal shall be specifically enforceable to the extent such remedy is available under applicable law, and any determination hereunder shall be final and binding upon the parties and judgment may be entered upon such determination in any court having jurisdiction of the matter. Landlord and Tenant shall each pay the fees and expenses of the appraiser appointed by it, and each shall pay one-half of the fees and expenses of the third appraiser and one-half of all other costs and expenses incurred in connection with each appraisal.


                                   ARTICLE 34

                           BREACH OF LEASE BY LANDLORD

     Landlord shall not be in breach of this Lease unless Landlord fails to observe or perform any term, covenant or condition of this Lease on its part to be performed and such failure continues for a period of thirty (30) days after written Notice specifying such failure and the necessary curative action is received by Landlord from Tenant. If the failure cannot with due diligence be cured within a period of thirty (30) days, the failure shall not be deemed to continue if Landlord, within said thirty (30) day period, proceeds promptly and with due diligence to cure the failure and diligently completes the curing thereof. The time within which Landlord shall be obligated to cure any such failure shall also be subject to extension of time due to the occurrence of any Unavoidable Delay.


                                   ARTICLE 35

             PERSONAL PROPERTY OPTION; TRANSFER OF FACILITY CONTROL

     35.1 LANDLORD'S OPTION TO PURCHASE TENANT'S PERSONAL PROPERTY. Landlord may purchase Tenant's Personal Property (other than proprietary software and data) at the expiration or termination of this Lease for an amount equal to the then fair market value thereof (determined in accordance with the appraisal procedures set forth in Article 33 hereof), subject to, and with appropriate credits for, any obligations owing from Tenant to Landlord and for all equipment leases, conditional sale contracts and any other encumbrances to which Tenant's Personal Property is subject. Landlord's option shall be exercised by Notice to Tenant no more than one hundred eighty (180) days, nor less than ninety (90) days, before the expiration of the Initial Term (or, before the expiration of the First Renewal Term or the Second Renewal Term, as the case may be), unless this Lease is terminated prior to its expiration date (a) by reason of an Event of Default, in which event Landlord's option shall be exercised within forty-five (45) days following the date of termination, or (b) by reason of the exercise by a Tenant of a right to terminate provided for herein in the event of a Taking, in which event Landlord's option shall be exercised within forty-five
(45) days following Tenant's exercise of such right. Landlord's option shall terminate upon Tenant's purchase of the applicable Leased Property. If Landlord exercises its option, Tenant shall, in exchange for Landlord's payment of the purchase price, deliver Tenant's Personal Property to Landlord, together with a bill of sale and such other documents as Landlord may reasonably request in order to carry out the purchase of Tenant's Personal Property, and such purchase shall be closed by such delivery and such payment on the date set by Landlord in its Notice of exercise.

     35.2 FACILITY TRADE NAMES. If this Lease is terminated by reason of an Event of Default, or if Landlord purchases the Tenant's Personal Property with respect to any Leased Property pursuant to Section 35.1 hereof, Landlord shall be permitted to use the Facility Trade Names (except for the names "Integrated," "IHS" and variants thereof) under which the applicable Leased Property conducts business in the market in which the applicable Facility is located, and Tenant shall not after any such termination use the Facility Trade Names under which the applicable Leased Property conducts business in any business that competes with the applicable Leased Property.

     35.3 TRANSFER OF OPERATIONAL CONTROL OF THE FACILITIES. Tenant shall cooperate in transferring operational control of the Facilities to Landlord or Landlord's nominee if the Term expires without extension or renewal by Tenant, or if this Lease is terminated upon the occurrence of an Event of Default or for any other reason, and shall use its best efforts, (without incurring material cost or liability except after Event of Default), to accomplish such transfer with minimal disruption of the business conducted at each Facility. To that end, pending completion of the transfer of operational control of the Facilities to Landlord or its nominee, Tenant agrees that during the period beginning ninety
(90) days prior to the expiration of the Term of this Lease (or at any time upon the occurrence of an Event of Default):

          (a) Tenant will not terminate the employment of any employees without just cause, or change any salaries (other than normal merit raises and the pre-announced wage increases of which Landlord has knowledge) or employment agreements without Landlord's consent other than customary raises to non-officers at regular review dates, and will not hire additional employees except in good faith in the ordinary course of business.

          (b) Tenant will use its best efforts to provide all necessary information requested by Landlord or its nominee for the preparation and filing of any and all necessary applications or notifications of any federal or state governmental authority having jurisdiction over a change in the operational control of the applicable Facility, and Tenant will cooperate (without incurring material cost or liability except after an Event of Default), to cause the operating health care license to be transferred to Landlord or Landlord's nominee and will also cooperate with any healthcare certification procedures required of Landlord or Landlord's nominee by applicable law.

          (c) Tenant shall continue to operate the business in accordance with reasonable and standard industry practices to keep the business and organization of the applicable Facility intact and to preserve for Landlord or its nominee the goodwill of the suppliers, distributors, residents and others having business relations with Tenant with respect to the applicable Facility.

          (d) Tenant shall engage only in transactions or other activities with respect to the applicable Facility which are in the ordinary course of its business and shall perform all maintenance and repairs reasonably necessary to keep the applicable Facility in satisfactory operating condition and repair, and shall maintain the supplies and foodstuffs at levels which are consistent and in compliance with all health care regulations, and shall not sell or remove any personal property except in the ordinary course of business.

          (e) Tenant shall cooperate fully with Landlord or its nominee in supplying any information that may be reasonably required to effect an orderly transfer of the applicable Facility.

          (f) Tenant shall provide Landlord or its nominee with full and complete information regarding the employees of the applicable Facility and shall reimburse Landlord or its nominee for all outstanding accrued employee benefits, including accrued vacation, sick and holiday pay calculated on a true accrual basis, including all earned and a prorated portion of all unearned benefits.

          (g) Tenant shall use its best efforts, (without incurring material cost or liability except after Event of Default), to obtain the acknowledgment and the consent of any creditor, Landlord or sublandlord, mortgagee, beneficiary of a deed of trust or security agreement affecting the real and personal properties of Tenant or any other party whose acknowledgment and/or consent would be required because of a change in the operational control of the applicable Facility and transfer of personal property.

     35.4 INTANGIBLES AND PERSONAL PROPERTY. Notwithstanding any other provision of this Lease, but subject to Section 6.4 hereof (relating to Landlord's security interest), Landlord's Personal Property shall not include goodwill, or other intangible personal property severable from Landlord's "interests in real property" within the meaning of Section 856(d) of the Code. All of Landlord's Personal Property is leased to Tenant pursuant to the terms hereof.

                                   ARTICLE 36

                             [INTENTIONALLY OMITTED]


                                   ARTICLE 37

                                  MISCELLANEOUS

     37.1 NOTICES. All notices, consents or other communications under this Lease must be in writing and addressed to each party at its respective Notice Addresses (or at any other address which the respective parties may designate by notice given to the other party from time to time). Any notice required by this Lease to be given or made within a specified period of time, on or before a date certain, shall be deemed given or made if sent by hand, or by registered or certified mail (return receipt requested and postage and registry fees prepaid). Delivery "by hand" shall include delivery by commercial express or courier service. A notice sent by registered or certified mail shall be deemed given on the date of receipt (or attempted delivery if refused) indicated on the return receipt. All other notices shall be deemed given when actually received. A notice may be given by a party or by its legal counsel. The Notice Addresses of the parties are as follows:

         If to Landlord:            Monarch Properties, LP
                                    8889 Pelican Bay Boulevard - Suite 501
                                    Naples, Florida  34108
                                    Attention:  John B. Poole
                                    Telephone No.:  (941) 596-3259
                                    Fax No.:  (941) 596-3266

         With a copy to:            LeBoeuf, Lamb, Greene & MacRae, L.L.P.
                                    125 West 55th Street
                                    New York, New York 10019-5389
                                    Attention: John R. Fallon, Jr., Esq.
                                    Telephone No.: (212) 424-8279
                                    Fax No.: (212) 424-8500

         If to Tenant:              Lyric Health Care Holdings III, Inc.
                                    10065 Red Run Boulevard
                                    Owings Mills, Maryland  21117
                                    Attention:  Daniel J. Booth
                                    Copy to:  Marshall A. Elkins, Esq.
                                    Telephone No.:  (410) 998-8768
                                    Fax No.:  (410) 998-8695

     37.2 SURVIVAL, CHOICE OF LAW. TENANT'S OBLIGATIONS UNDER THIS LEASE SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THE TERM. AT LANDLORD'S OPTION, THIS LEASE SHALL BE CONSTRUED AND ENFORCED EITHER (A) UNDER THE LAW OF THE STATE OF NEW YORK OR, (B) IN ANY PARTICULAR CASE, THE LAW OF THE STATE IN WHICH ANY OF THE FACILITIES IS LOCATED, IN ANY SUCH CASE WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS. TENANT IRREVOCABLY SUBMITS TO JURISDICTION IN ANY STATE IN WHICH ANY FACILITY IS LOCATED (AND AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED UPON TENANT UNDER ANY METHOD PERMISSIBLE UNDER THE LAWS OF THE RESPECTIVE STATE IN WHICH LANDLORD COMMENCES A PROCEEDING AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN THE STATE AND FEDERAL COURTS OF ANY SUCH STATE).

     37.3 LIMITATION ON RECOVERY. Tenant specifically agrees to look solely to Landlord's interest in the Leased Property leased by it, the net proceeds received by Landlord from the sale or any financing or refinancing of the Leased Property leased by it, any funds deposited by Tenant pursuant to Section 12.2 hereof and any Net Proceeds for recovery of any judgment against Landlord, it being specifically agreed that no partner, manager, shareholder, officer, director, or employee of Landlord shall ever be personally liable for any such judgment or for the payment of any monetary obligation to Tenant. Furthermore, Landlord (original or successor) shall not ever be liable to Tenant for any indirect or consequential damages suffered by Tenant from whatever cause.

     37.4 WAIVERS. Tenant waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance, and waives all notices of the existence, creation, or incurring of new or additional obligations.

     37.5 CONSENTS. Whenever the consent or approval of Landlord is required hereunder, Landlord may in its sole discretion and without reason withhold that consent or approval unless a provision of this Lease expressly requires that Landlord be reasonable in not withholding or delaying consent or otherwise provides to the contrary.

     37.6 COUNTERPARTS. This Lease may be executed (a) in counterparts, a complete set of which together shall constitute an original and (b) in duplicates, each of which shall constitute an original. Copies of this Lease showing the signatures of the respective parties, whether produced by photographic, digital, computer, or other reproduction, may be used for all purposes as originals.

     37.7 OPTIONS FOLLOW LEASE. The renewal options and any other options granted to Tenant in this Lease are not assignable or transferrable except in connection with a permitted transfer or assignment of this Lease. Any attempt to assign or transfer such options otherwise shall be void and of no force and effect.

     37.8 RIGHTS CUMULATIVE. Except as provided herein to the contrary, the respective rights and remedies of the parties specified in this Lease shall be cumulative and in addition to any rights and remedies not specified in this Lease.

     37.9  ENTIRE  AGREEMENT.  There  are  no  oral  or  written  agreements  or representations between the parties hereto affecting this Lease. This Lease supersedes and cancels any and all previous negotiations, arrangements, representations, brochures, agreements and understandings, if any, between Landlord and Tenant.

     37.10 AMENDMENTS IN WRITING. Neither this Lease nor any provision hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by Landlord and Tenant

     37.11 SEVERABILITY. If any provision of this Lease or the application of such provision to any person, entity or circumstance is found invalid or unenforceable by a court of competent jurisdiction, such determination shall not affect the other provisions of this Lease and all other provisions of this Lease shall be deemed valid and enforceable.

     37.12 SUCCESSORS. The term "Landlord" shall mean only the owner or owners at the time in question of fee title in the respective Leased Properties. All rights and obligations of Landlord and Tenant under this Lease shall extend to and bind the respective heirs, executors, administrators and the permitted concessionaires, successors, subtenants and assignees of the parties.

     37.13 LATE CHARGES. If any late charges provided for in any provision of this Lease are based upon a rate in excess of the maximum rate permitted by applicable law, the parties agree that such charges shall be fixed at the maximum permissible rate.

     37.14 BINDING EFFECT. This Lease (and all terms thereof, whether so expressed or not), shall be binding upon the respective permitted successors, assigns and legal representatives of the parties and shall inure to the benefit of and be enforceable by the parties and their respective permitted successors, assigns and legal representatives.

     37.15 EXHIBITS AND SCHEDULES. The Exhibits and Schedules attached hereto are (and shall be deemed) parts of this Lease.

     37.16 WAIVER OF JURY TRIAL. IN ANY ACTION OR PROCEEDING IN CONNECTION WITH THIS LEASE, EACH OF LANDLORD AND TENANT HEREBY WAIVES THE RIGHT TO TRIAL BY JURY.

     37.17 MEMORANDUM OF LEASE. Landlord and Tenant shall, promptly upon the request of either, enter into a short form Memorandum of Lease, in form suitable for recording under the laws of the applicable State in which reference to this Lease, and all options contained therein, shall be made. Tenant shall pay all costs and expenses of recording such Memorandum of Lease.

     37.18 ADDITIONAL TENANT OBLIGATIONS. Tenant and the Facility Subtenants (a) hereby make the representations and warranties and shall take all reasonable measures to assure that such representations and warranties remain true and correct at all times during the term of the Loan Facility, (b) shall pay the charges, fees, costs and expenses during the term of the Loan Facility and (c) shall perform the covenants, duties and obligations during the term of the Loan Facility, all as set forth on Exhibit G hereto and as required therein, unless Landlord otherwise consents in writing; provided, however, that in the event of a refinance, amendment, modification or supplement of the Loan Facility (a "Loan Facility Refinance") evidenced by a note, Tenant and the Facility Subtenants shall (i) make such representations and warranties, (ii) pay such charges, fees, costs and expenses and (iii) perform and observe such covenants, duties and obligations which are required by the instruments evidencing the security or pertaining to such Loan Facility Refinance, providing they are no more burdensome than those relating to the Loan Facility.


                             SIGNATURE PAGE FOLLOWS

     IN WITNESS WHEREOF, the parties have executed this Master Lease by their duly authorized officers as of the date first above written.

                                      MONARCH PROPERTIES, LP

                                      By: MP Operating, LLC, its General Partner

                                           By: MP Operating, Inc., its Manager

                                           By:                            (Seal)
                                              ----------------------------
                                           Name:  Douglas Listman
                                                --------------------------
                                           Title: Chief Financial Officer
                                                 -------------------------

                                      LYRIC HEALTH CARE HOLDINGS III, INC.

                                      By:                            (Seal)
                                         ----------------------------
                                      Name:  Daniel J. Booth
                                           --------------------------
                                      Title: Senior Vice President
                                            -------------------------

                        LIST OF EXHIBITS TO MASTER LEASE


EXHIBIT A                 Facilities (Leased Properties); Facility Subtenants;
                          Land

EXHIBIT B                 Facility Lease Expiration Dates; Facility Renewal
                          Terms; Allocation of Base Rent

EXHIBIT C                 Cash Flow to Debt Service Requirement

EXHIBIT D                 Form of Estoppel Certificate

EXHIBIT E                 Initial Facility Subleases

EXHIBIT F                 Facility Purchase Prices

EXHIBIT G                 Additional Tenant Obligations

EXHIBIT H                 List of Engineering Firms

EXHIBIT I                 Landlord Wiring Instructions

                                    EXHIBIT A

            FACILITIES (LEASED PROPERTIES); FACILITY SUBTENANTS; LAND
            ---------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         3625 Parkmoor Village                     155       Integrated Health              Delaware
of Colorado Springs                Colorado Springs, Colorado 80917                    Services at Colorado
                                   719-550-0200                                        Springs, Inc.
                                   719-637-0756 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Horizon Healthcare &               1350 S. Nova Road                         158       IHS Acquisition No.            Delaware
Specialty Center                   Daytona Beach, Florida 32114                        103, Inc.
(HHC- Daytona)                     904-258-5544
                                   904-255-5623 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         3663 15th Avenue                          110       Integrated Health              Delaware
of Vero Beach                      Vero Beach, Florida 32960                           Services at Central
                                   561-567-2552                                        Florida, Inc.
                                   561-567-8929 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         919 Old Winter Haven Road                 120       Briar Hill, Inc.               Florida
of Florida at Auburndale           Auburndale, Florida 33823
                                   941-967-4125
                                   941-551-9407 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         2055 Palmetto Street                      150       Bethamy Living Center,         Florida
of Florida at Clearwater           Clearwater, Florida 34625                           Limited Partnership
                                   813-461-6613
                                   813-442-2839 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         703 South 29th Street                     107       Integrated Health              Delaware
of Florida at Fort Pierce          Fort Pierce, Florida 34947                          Services at Central
                                   561-466-3322                                        Florida, Inc.
                                   561-466-8057 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         1000 Briarcliff Road                      128       Integrated Health              Georgia
of Atlanta at Briarcliff           Atlanta, Georgia 30306                              Services at Briarcliff
Haven                              404-875-6456                                        Haven, Inc.
                                   404-874-4604 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Lynwood Manor                      730 Kimole Lane                           99        IHS Acquisition No.            Delaware
                                   Adrian, Michigan 49221                              114, Inc.
                                   517-263-6771
                                   517-265-8599 (fax)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         110 Highland Ave.                         176       Cedarcroft Health              Pennsylvania
of St. Louis at Big Bend           Valley Park, Missouri 63088                         Services, Inc.
Woods                              314-225-5144
                                   314-225-8427 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         191 Hackett Hill Road                     68        Manchester Integrated          Pennsylvania
of New Hampshire at                Manchester, New Hampshire                           Health, Inc.
Manchester                         03102
                                   603-668-8161
                                   603-622-2584 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Ruidoso Care Center                5th & D Street                            73        IHS Acquisition No.            Delaware
                                   Ruidoso, New Mexico                                 121, Inc.
                                   505-257-9071
                                   505-257-3101 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Meadowview Care Center             76 High Street                            100       IHS Acquisition No.            Delaware
                                   Seville, Ohio 44273                                 125, Inc.
                                   330-769-2015
                                   330-769-3790 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Washington Square                  202 Washington St. NW                     96        IHS Acquisition No.            Delaware
                                   Warren, Ohio 44483                                  124, Inc.
                                   330-399-8997
                                   330-393-5889 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
HSH - Midwest City                 8200 National Avenue                      31        IHS Acquisition No.            Delaware
                                   Midwest City, Oklahoma 73110                        168, Inc.
                                   405-739-0800
                                   405-739-6480 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Midwest City Nursing               8200 National Avenue                      106       IHS Acquisition No.            Delaware
                                   Midwest City, Oklahoma 73110                        127, Inc.
                                   405-737-8200
                                   405-736-1227 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         9209 Ridge Pike                           244       Rest Haven Nursing             Pennsylvania
at Whitemarsh                      Whitemarsh, Pennsylvania 19128                      Center (Whitemarsh),
                                   610-825-6560                                        Inc.
                                   610-941-9524 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Amarillo Specialty Hospital        5601 Plum Creek Drive                     30        Integrated of Amarillo,        Texas
                                   Amarillo, Texas 79124                               Inc.
                                   806-351-1000
                                   806-355-9650 (fax)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
Doctors Healthcare Center          9009 White Rock Trail                     325       IHS Acquisition No.            Delaware
                                   Dallas, Texas                                       128, Inc.
                                   214-348-8100
                                   214-343-3865 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Harbor View  Care Center           1314 Third Street                         116       IHS Acquisition No.            Delaware
                                   Corpus Christi, Texas 78401                         140, Inc.
                                   (Nueces County)
                                   512-888-5511
                                   512-888-6267 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Estates                   201 Sycamore School Road                  152       IHS Acquisition No.            Delaware
                                   Ft. Worth, Texas 76134                              134, Inc.
                                   (Tarrant County)
                                   817-293-7610
                                   817-293-5766 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Gardens                   2135 North Denton Drive                   150       IHS Acquisition No.            Delaware
                                   Carrollton, Texas 75006                             132, Inc.
                                   214-242-0666
                                   214-323-9279 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Manor Longview            112 Ruthlynn Drive                        150       IHS Acquisition No.            Delaware
                                   Longview, Texas 75601                               138, Inc.
                                   (Gregg County)
                                   903-753-8611
                                   903-758-4026 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Manor Plano               1621 Coit Rd.                             186       IHS Acquisition No.            Delaware
                                   Plano, Texas 75075                                  129, Inc.
                                   214-596-7930
                                   214-867-6798 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Heritage Place of Grand            820 Small Street                          166       IHS Acquisition No.            Delaware
Prairie                            Grand Prairie, Texas 75050                          133, Inc.
                                   214-262-1351
                                   214-642-8056 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Horizon Healthcare -El             2301 N. Oregon Street.                    182       IHS Acquisition No.            Delaware
Paso                               El Paso, Texas 79902                                131, Inc.
                                   915-532-8941
                                   915-545-5050 (fax)
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      ADDRESS                                   BEDS      SUBTENANT NAME                     STATE OF
                                                                                                                      INCORPORATION
-----------------------------------------------------------------------------------------------------------------------------------
HSH- Corpus Christi                1310 Third Street                         31        IHS Acquisition No.            Delaware
                                   Corpus Christi, Texas 78401                         170, Inc.
                                   (Nueces County)
                                   512-888-5511
                                   512-888-6267 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
HSH- El Paso                       2311 N. Oregon Street                     31        IHS Acquisition No.            Delaware
                                   El Paso, Texas 79902                                171, Inc.
                                   915-545-1823
                                   915-545-6378 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services         5601 Plum Creek Drive                     120       Integrated of Amarillo,        Texas
of Amarillo                        Amarillo, Texas 79124                               Inc.
                                   806-351-1000
                                   806-355-9650 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Mountain View Place                1600 Murchison Road                       187       Integrated Health              Delaware
                                   El Paso, Texas  79902                               Services at Hanover
                                   915-544-2002                                        House, Inc.
                                   915-544-0696 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Parkwood Place                     300 N. Bynum                              157       IHS Acquisition No.            Delaware
                                   Lufkin, Texas 75904                                 139, Inc.
                                   409-637-7215
                                   409-637-2368 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Plano Specialty Hospital           1621 Coit Road                            30        IHS Acquisition No.            Delaware
(HSH- Plano)                       Plano, Texas 75075                                  174, Inc.
                                   214-596-7930
                                   214-867-6788 (fax)
-----------------------------------------------------------------------------------------------------------------------------------
Silver Springs Nursing and         12350 Wood Bayou Drive                    150       IHS Acquisition No.            Delaware
Rehabilitation Center              Houston, Texas 77013                                136, Inc.
                                   (Harris County)
                                   713-453-0446
                                   713-450-3037 (fax)
-----------------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT B

                        FACILITY LEASE EXPIRATION DATES;
                 FACILITY RENEWAL TERMS; ALLOCATION OF BASE RENT
                 -----------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      BASE RENT     COMMENCEMENT            EXPIRATION             LEASE TERM      NUMBER     LENGTH
                                                 DATE                    DATE                                   OF         OF
                                                                                                                RENEWAL    RENEWALS
                                                                                                                TERMS
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services of      $622,688      January 1, 1999         December 31, 2008          10            3          5
Colorado Springs
Horizon Healthcare & Specialty     $501,188      January 1, 1999         December 31, 2008          10            3          5
Center
Integrated Health Services of      $372,094      January 1, 1999         December 31, 2008          10            3          5
Vero Beach
Integrated Health Services of      $561,938      January 1, 1999         December 31, 2008          10            3          5
Florida at Auburndale
Integrated Health Services of      $782,156      January 1, 1999         December 31, 2008          10            3          5
Florida at Clearwater
Integrated Health Services of      $280,968      January 1, 1999         December 31, 2008          10            3          5
Florida at Fort Pierce
Integrated Health Services of      $539,136      January 1, 1999         December 31, 2008          10            3          5
Atlanta at Briarcliff Haven
Lynwood Manor                      $349,312      January 1, 1999         December 31, 2008          10            3          5
Integrated Health Services of St.  $379,687      January 1, 1999         December 31, 2008          10            3          5
Louis at Big Bend Woods
------------------------------------- ------------------ ---------------------------- -------------------------  -------------------


-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      BASE RENT     COMMENCEMENT            EXPIRATION             LEASE TERM      NUMBER     LENGTH
                                                 DATE                    DATE                                   OF         OF
                                                                                                                RENEWAL    RENEWALS
                                                                                                                TERMS
-----------------------------------------------------------------------------------------------------------------------------------
Integrated Health Services of New    $243,000    January 1, 1999         December 31, 2008          10            3          5
Hampshire at Manchester
Ruidoso Care Center                  $159,468    January 1, 1999         December 31, 2008          10            3          5
Meadowview Care Center               $410,063    January 1, 1999         December 31, 2008          10            3          5
Washington Square                    $243,000    January 1, 1999         December 31, 2008          10            3          5
HSH - Midwest City                   $136,688    January 1, 1999         December 31, 2008          10            3          5
Midwest City Nursing                 $303,750    January 1, 1999         December 31, 2008          10            3          5
Integrated Health Services at        $934,031    January 1, 1999         December 31, 2008          10            3          5
Whitemarsh
Amarillo Specialty Hospital          $174,656    January 1, 1999         December 31, 2008          10            3          5
Doctors Healthcare Center          $1,215,000    January 1, 1999         December 31, 2008          10            3          5
Harbor View Care Center              $303,750    January 1, 1999         December 31, 2008          10            3          5
Heritage Estates                     $561,938    January 1, 1999         December 31, 2008          10            3          5
Heritage Gardens                     $455,625    January 1, 1999         December 31, 2008          10            3          5
Heritage Manor Longview              $273,375    January 1, 1999         December 31, 2008          10            3          5
Heritage Manor Plano               $1,063,125    January 1, 1999         December 31, 2008          10            3          5
Heritage Place of Grand Prarie       $463,219    January 1, 1999         December 31, 2008          10            3          5
Horizon Healthcare - El Paso         $265,781    January 1, 1999         December 31, 2008          10            3          5


-----------------------------------------------------------------------------------------------------------------------------------
FACILITY NAME                      BASE RENT     COMMENCEMENT            EXPIRATION             LEASE TERM      NUMBER     LENGTH
                                                 DATE                    DATE                                   OF         OF
                                                                                                                RENEWAL    RENEWALS
                                                                                                                TERMS
-----------------------------------------------------------------------------------------------------------------------------------
HSH - Corpus Christi                  $235,406   January 1, 1999         December 31, 2008          10            3          5
HSH - El Paso                         $303,750   January 1, 1999         December 31, 2008          10            3          5

Integrated Health Services of         $311,344   January 1, 1999         December 31, 2008          10            3          5
Amarillo
Mountain View Place                   $546,750   January 1, 1999         December 31, 2008          10            3          5
Parkwood Place                        $296,156   January 1, 1999         December 31, 2008          10            3          5
Plano Specialty Hospital              $288,563   January 1, 1999         December 31, 2008          10            3          5
Silver Springs Nursing and            $394,875   January 1, 1999         December 31, 2008          10            3          5
Rehabilitation Center
-----------------------------------------------------------------------------------------------------------------------------------
TOTAL                              $13,972,500
-------------------------------------------------

                                    EXHIBIT C

                      CASH FLOW TO DEBT SERVICE REQUIREMENT
                      -------------------------------------

         TEST                              COVERAGE
         DATE                               RATIO
         ----                              --------

         31-Mar-99                            1.25
         30-Jun-99                            1.30
         30-Sep-99                            1.30
         31-Dec-99                            1.35

         31-Mar-00                            1.35
         30-Jun-00                            1.40
         30-Sep-00                            1.40
         31-Dec-00                            1.45

         31-Mar-01                            1.45
         30-Jun-01                            1.50
         30-Sep-01                            1.50
         Thru Term                            1.50

                                    EXHIBIT D

                          FORM OF ESTOPPEL CERTIFICATE
                          ----------------------------

     The undersigned, Lyric Health Care Holdings III, Inc., a Delaware corporation ("Tenant") under that certain Master Lease (the "Lease"), dated as of December 31, 1998, and made with Monarch Properties, LP ("Landlord"), hereby certifies:

     1. That it is the Tenant under the Lease; that attached hereto as Exhibit A is a true and correct copy of the Lease; that said Lease is now in full force and effect and has not been amended, modified or assigned except as disclosed or included in Exhibit A; and that said Lease constitutes the entire agreement between Landlord and Tenant.

     2. That to the undersigned's knowledge there exist no defenses or offsets to enforcement of the Lease; that to the undersigned's knowledge there are, as of the date hereof, no breaches or uncured defaults on the part of the undersigned or, to the undersigned's knowledge, on the part of the other party to the Lease; and that the undersigned has no notice or knowledge of any prior assignment, hypothecation, subletting or other transfer of the other party's interest in the Lease, except .

     3. That the Base Rent for the current Lease Year under the Lease is $_______. [That the Earn Out Rent for the current Lease Year under the Lease is $_____.] All Rent which is due prior to the date hereof has been paid, and there are no unpaid Additional Charges owing to or by the undersigned under the Lease as of the date hereof. No Base Rent [, Earn Out Rent] or other items (including without limitation any impound account or funds) have been paid by the undersigned in advance under the Lease and the monthly installment of Base Rent [and Earn Out Rent] that became due on ___________, 19__.

     4. That the undersigned has no claim against the other party to the Lease for any impound account or prepaid Rent except as provided in paragraph 3 of this Certificate.

     5. That there are no actions, whether voluntary or otherwise, pending against the undersigned under the bankruptcy laws of the United States or any State thereof, nor has the undersigned nor, to the best of the undersigned's knowledge has the other party to the Lease begun any action, or given or received any notice for the purpose of termination of the Lease.

     6. That to the undersigned's knowledge, there are, as of the date hereof, no breaches or uncured defaults on the part of the undersigned under any other agreement executed in connection with the Lease.

     7. This Estoppel Certificate has been requested for the benefit of (the "Relying Party"). The Relying Party is entitled to rely on the statements of the undersigned contained in this Certificate.

     8, All capitalized terms used herein and not defined herein shall have the meanings for such terms set forth in the Lease.

Dated:  _____________, 19__                 LYRIC HEALTH CARE HOLDINGS III, INC.

                                            By:                           (Seal)
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------

                                    EXHIBIT E

                           INITIAL FACILITY SUBLEASES
                           --------------------------

1. Facility Sublease, dated as of December 31, 1998, between Integrated Health Services at Colorado Springs, Inc. and Lyric Health Care Holdings III, Inc.

2. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 103, Inc. and Lyric Health Care Holdings III, Inc.

3. Facility Sublease, dated as of December 31, 1998, between Integrated Health Services at Central Florida, Inc. and Lyric Health Care Holdings III, Inc.

4. Facility Sublease, dated as of December 31, 1998, between Briar Hill, Inc. and Lyric Health Care Holdings III, Inc.

5. Facility Sublease, dated as of December 31, 1998, between Bethamy Living Center Limited Partnership and Lyric Health Care Holdings III, Inc.

6. Facility Sublease, dated as of December 31, 1998, between Integrated Health Services at Central Florida, Inc. and Lyric Health Care Holdings III, Inc.

7. Facility Sublease, dated as of December 31, 1998, between Integrated Health Services at Briarcliff Haven, Inc. and Lyric Health Care Holdings III, Inc.

8. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 114, Inc. and Lyric Health Care Holdings III, Inc.

9. Facility Sublease, dated as of December 31, 1998, between Cedarcroft Health Services, Inc. and Lyric Health Care Holdings III, Inc.

10. Facility Sublease, dated as of December 31, 1998, between Manchester Integrated Health, Inc. and Lyric Health Care Holdings III, Inc.

11. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 121, Inc. and Lyric Health Care Holdings III, Inc.

12. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 125, Inc. and Lyric Health Care Holdings III, Inc.

13. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 124, Inc. and Lyric Health Care Holdings III, Inc.

14. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 168, Inc. and Lyric Health Care Holdings III, Inc.

15. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 127, Inc. and Lyric Health Care Holdings III, Inc.

16. Facility Sublease, dated as of December 31, 1998, between Rest Haven Nursing Center (Whitemarsh), Inc. and Lyric Health Care Holdings III, Inc.

17. Facility Sublease, dated as of December 31, 1998, between Integrated of Amarillo, Inc. and Lyric Health Care Holdings III, Inc.

18. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 128, Inc. and Lyric Health Care Holdings III, Inc.

19. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 140, Inc. and Lyric Health Care Holdings III, Inc.

20. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 134, Inc. and Lyric Health Care Holdings III, Inc.

21. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 132, Inc. and Lyric Health Care Holdings III, Inc.

22. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 138, Inc. and Lyric Health Care Holdings III, Inc.

23. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 129, Inc. and Lyric Health Care Holdings III, Inc.

24. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 133, Inc. and Lyric Health Care Holdings III, Inc.

25. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 131, Inc. and Lyric Health Care Holdings III, Inc.

26. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 170, Inc. and Lyric Health Care Holdings III, Inc.

27. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 171, Inc. and Lyric Health Care Holdings III, Inc.

28. Facility Sublease, dated as of December 31, 1998, between Integrated of Amarillo, Inc. and Lyric Health Care Holdings III, Inc.

29. Facility Sublease, dated as of December 31, 1998, between Integrated Health Services at Hanover House, Inc. and Lyric Health Care Holdings III, Inc.

30. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 139, Inc. and Lyric Health Care Holdings III, Inc.

31. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 174, Inc. and Lyric Health Care Holdings III, Inc.

32. Facility Sublease, dated as of December 31, 1998, between IHS Acquisition No. 136, Inc. and Lyric Health Care Holdings III, Inc.

                                    EXHIBIT F

                            FACILITY PURCHASE PRICES
                            ------------------------

1.   Seller: Integrated Health Services at Colorado Springs, Inc.
     Facility:  Integrated  Health  Services  of  Colorado  Springs --  Colorado
          Springs, Colorado
     Purchase Price:  $8,200,000

2.   Seller: IHS Acquisition No. 103, Inc.
     Facility: Horizon Healthcare & Specialty Center -- Daytona Beach, Florida Purchase Price: $6,600,000

3.   Seller: Integrated Health Services at Central Florida, Inc.
     Facility: Integrated Health Services of Vero Beach -- Vero Beach, Florida Purchase Price: $4,900,000

     Facility:  Integrated  Health  Services  of Florida at Fort  Pierce -- Fort
          Pierce, Florida
     Purchase Price:  $3,700,000

4.   Seller: Briar Hill, Inc.
     Facility:   Integrated   Health   Services  of  Florida  at  Auburndale  --
          Auburndale, Florida
     Purchase Price:  $7,400,000

5.   Seller: Bethamy Living Center Limited Partnership
     Facility:   Integrated   Health   Services  of  Florida  at  Clearwater  --
          Clearwater, Florida
     Purchase Price:  $10,300,000

6.   Seller: Integrated Health Services at Briarcliff Haven, Inc.
     Facility:  Integrated  Health  Services of Atlanta at  Briarcliff  Haven --
          Atlanta, Georgia
     Purchase Price:  $7,100,000

7.   Seller: IHS Acquisition No. 114, Inc.
     Facility: Lynwood Manor -- Adrian, Michigan
     Purchase Price:  $4,600,000

8.   Seller: Cedarcroft Health Services, Inc.
     Facility:  Integrated  Health  Services  of St.  Louis at Big Bend Woods --
          Valley Park, Missouri
     Purchase Price:  $5,000,000

9.   Seller: Manchester Integrated Health, Inc.
     Facility:  Integrated  Health  Services of New  Hampshire at  Manchester --
          Manchester, New Hampshire
     Purchase Price: $3,200,000

10.  Seller: IHS Acquisition No. 121, Inc.
     Facility: Ruidoso Care Center -- Ruidoso, New Mexico
     Purchase Price:  $2,100,000

11.  Seller: IHS Acquisition No. 125, Inc.
     Facility: Meadowview Care Center -- Seville, Ohio
     Purchase Price:  $5,400,000

12.  Seller: IHS Acquisition No. 124, Inc.
     Facility: Washington Square -- Warren, Ohio
     Purchase Price:  $3,200,000

13.  Seller: IHS Acquisition No. 168, Inc.
     Facility: HSH - Midwest City -- Midwest City, Oklahoma
     Purchase Price:  $1,800,000

14.  Seller: IHS Acquisition No. 127, Inc.
     Facility: Midwest City Nursing -- Midwest City, Oklahoma
     Purchase Price:  $4,000,000

15.  Seller: Rest Haven Nursing Center (Whitemarsh), Inc.
     Facility:   Integrated   Health   Services  at  Whitemarsh  --  Whitemarsh,
          Pennsylvania
     Purchase Price: $12,300,000

16.  Seller: Integrated of Amarillo, Inc.
     Facility: Amarillo Specialty Hospital -- Amarillo, Texas
     Purchase Price:  $2,300,000

     Facility: Integrated Health Services of Amarillo -- Amarillo, Texas Purchase Price: $4,400,000

17.  Seller: IHS Acquisition No. 128, Inc.
     Facility: Doctors Healthcare Center -- Dallas, Texas
     Purchase Price:  $16,000,000

18.  Seller: IHS Acquisition No. 140, Inc.
     Facility: Harbor View Care Center -- Corpus Christi, Texas
     Purchase Price:  $4,000,000

19.  Seller: IHS Acquisition No. 134, Inc.
     Facility: Heritage Estates -- Ft. Worth, Texas
     Purchase Price:  $7,400,000

20.  Seller: IHS Acquisition No. 132, Inc.
     Facility: Heritage Gardens -- Carrollton, Texas
     Purchase Price:  $6,000,000

21.  Seller: IHS Acquisition No. 138, Inc.
     Facility: Heritage Manor Longview -- Longview, Texas
     Purchase Price:  $3,600,000

22.  Seller: IHS Acquisition No. 129, Inc.
     Facility: Heritage Manor Plano -- Plano, Texas
     Purchase Price:  $14,000,000

23.  Seller: IHS Acquisition No. 133, Inc.
     Facility: Heritage Place of Grand Prairie -- Grand Prairie, Texas Purchase Price: $6,100,000

24.  Seller: IHS Acquisition No. 131, Inc.
     Facility: Horizon Health Care - El Paso -- El Paso, Texas
     Purchase Price:  $3,500,000

25.  Seller: IHS Acquisition No. 170, Inc.
     Facility: HSH - Corpus Christi
     Purchase Price:  $3,100,000

26.  Seller: IHS Acquisition No. 171, Inc.
     Facility: HSH - El Paso
     Purchase Price:  $4,000,000

27.  Seller: Integrated Health Services at Hanover House, Inc.
     Facility: Mountain View Place
     Purchase Price:  $7,200,000

28.  Seller: IHS Acquisition No. 139, Inc.
     Facility: Parkwood Place -- Justin, Texas
     Purchase Price:  $3,900,000

29.  Seller: IHS Acquisition No. 174, Inc.
     Facility: Plano Specialty Hospital (HSH - Plano) -- Plano, Texas Purchase Price: $3,800,000

30.  Seller: IHS Acquisition No. 136, Inc.
     Facility:  Silver  Springs  Nursing and  Rehabilitation  Center -- Houston,
          Texas
     Purchase Price:  $5,200,000

SUMMARY:

Facilities           =       32
Beds                 =       4084
Purchase Price       =       $184,300,000

                                    EXHIBIT G

                          ADDITIONAL TENANT OBLIGATIONS
                          -----------------------------

     All terms appearing herein having their first letter capitalized and not otherwise defined shall have the respective meanings set forth in the Loan Agreement, dated as of December 30, 1998, between Landlord and Lender (the "Loan Agreement") and/or this Lease. All references herein to Sections shall be deemed to be references to such Sections in the Loan Agreement.

     1. In addition to the representations and warranties made by Tenant and the Facility Subtenants under this Lease, Tenant and the Facility Subtenants also make the following representations and warranties:

          (a) The representations and warranties contained in Sections 3.6 through 3.17 of the Loan Agreement;

          (b) The representations and warranties  contained in Sections 3.19 and
3.20 of the Loan Agreement;

          (c) The representations and warranties contained in Section 3.23 of the Loan Agreement; and

          (d) The representations and warranties  contained in Sections 3.25 and
3.26 of the Loan Agreement.

     2. In addition to the covenants, duties and obligations of Tenant and the Facility Subtenants under this Lease, Tenant and the Facility Subtenants shall have the following covenants, duties and obligations:

          (a) The covenants,  duties and obligations  under Sections 4.4 through
4.9 of the Loan Agreement;

          (b) The covenants,  duties and obligations under Sections 4.11 through
4.25 of the Loan Agreement;

          (c) The covenants, duties and obligations under Sections 5.1 and 5.2 of the Loan Agreement;

          (d) The covenants, duties and obligations under Sections 5.5 and 5.6 of the Loan Agreement;

          (e) The covenants,  duties and obligations under Sections 5.10 through
5.12 of the Loan Agreement;

          (f) The covenants, duties and obligations under Section 5.14 of the Loan Agreement;

          (g) The covenants, duties and obligations under Article VI of the Loan Agreement;

          (h) The covenants,  duties and obligations  under Sections 8.2 through
8.4 of the Loan Agreement;

          (i) The covenants, duties and obligations under Section 8.7 of the Loan Agreement; and

          (j) The covenants, duties and obligations under Section 8.9 of the Loan Agreement.

     3. In addition to the covenants, duties and obligations of Tenant and the Facility Subtenants under this Lease, Tenant and the Facility Subtenants shall fully comply with the following provisions of each of the Mortgages:

          (a) The covenants, duties and obligations under Sections 2 through 4 of each of the Mortgages;

          (b) The covenants, duties and obligations under Sections 6 through 13 of each of the Mortgages; and

          (c) The covenants, duties and obligations under Section 15 of each of the Mortgages.

          (d) The covenants, duties and obligations under Section 21 of each of the Mortgages.

          (e) The covenants, duties and obligations under Section 24 of each of the Mortgages.

     4. In addition to the representations and warranties made by Tenant and the Facility Subtenants under this Lease, Tenant and the Facility Subtenants hereby make the representations and warranties contained in Sections 4 through 21 of the Loan Closing Certification, dated as of December 30, 1998, from Landlord to Lender and shall take all reasonable measures to assure that such representations and warranties remain true and correct at all times during the Loan Facility.

     5. In addition to the covenants, duties and obligation of Tenant and the Facility Subtenants under this Lease, Tenant and the Facility Subtenants shall be obligated to reimburse Landlord or pay directly on behalf of Landlord to Lender the following charges, fees, costs and expenses caused by the failure to pay timely Rent or other payment obligations in respect of the Loan Facility:

          (a) Any Default  Rate  interest  under  section 1.3 of the  Promissory
Note;

          (b) Any Late Fees under Section 8.3 of the Promissory Note; and

          (c) Any other charges, fee, cost or expense obligations of Landlord provided for under the Promissory Note.

     6. Tenant and the Facility Subtenants shall fully comply with the covenants, duties and obligations of Tenant and the Facility Subtenants under each of the following agreements in respect of the Loan Facility:

          (a) Subordination and Attornment Agreement, dated as of December 30, 1998, among Lender, Landlord, Tenant and the Facility Subtenants.

          (b) Capital Improvements Fund Escrow and Security Agreement,  dated as
of  December  30,  1998,  among  Lender,  Landlord,   Tenant  and  the  Facility
Subtenants.

          (c) Lessee Security Agreements, each dated as of December 30, 1998, from Tenant and each of the Facility Subtenants in favor of Lender.

          (d) Exceptions to Nonrecourse Guaranty, dated as of December 30, 1998, from Tenant, Guarantor and the Facility Subtenants in favor of Lender.

          (e) Subordination of Franchise Agreements, dated as of December 30, 1998, among Tenant, the Facility Subtenants, Lyric, Franchisor and Lender.

          (f) Subordination of Management Agreements, dated as of December 30, 1998, among Tenant, the Facility Subtenants, Lyric, Manager and Lender.

          (g) Stock Pledge Agreement, dated as of December 30, 1998, from Tenant to Lender.

          (h) Master Operations and Maintenance Agreement, dated as of December 30, 1998, between Lender and Landlord.

          (i) Lessee Environmental Indemnity Agreement, dated as of December 30, 1998, among Lender, Tenant and the Facility Subtenants.

          (j) Assignment of Leases and Rents, dated as of December 30, 1998, among Lender, Tenant and Landlord.

          (k) Post Closing Agreement, dated as of December 30, 1998, between Landlord and Lender.

                                    EXHIBIT H

                            LIST OF ENGINEERING FIRMS
                            -------------------------

ATC Associates Inc.
600 West Cummings Park
Suite 6500
Woburn, Massachusetts 01801
781-932-9400

                                    EXHIBIT I

                          LANDLORD WIRING INSTRUCTIONS
                          ----------------------------

Bank:                    SouthTrust Bank, National Association
-----                    Birmingham, Alabama

Account Name:            Monarch Properties, LP
-------------

Account #:               65-990-754
----------

ABA #:                   063 10 9430
-----








                                       I-1